RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis MN 55474 1.800.862.7919

FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

•	Policy continues until death, surrender, or lapse.

•	Death benefit payable at Insured’s death.

•	Flexible premiums payable as provided herein.

•	This policy is nonparticipating. Dividends are not payable.

Insured:	John Doe

Policy Date:	February 01, 2019

Initial Specified Amount:	$100,000

This is a life insurance policy. It is a legal contract between You, as the owner, and Us, RiverSource Life Insurance Company, a stock company, Minneapolis, Minnesota. PLEASE READ YOUR POLICY CAREFULLY.

In consideration of Your application and payment of the initial premium We issue this policy and We promise to pay the death benefit less Indebtedness described in this policy to the beneficiary if We receive proof satisfactory to Us that the Insured died while this policy was In Force.

The owner and the beneficiary are as named in the application unless they are changed as provided for in this policy.

The amount and duration of the death benefit of this policy may increase or decrease as described herein depending on the investment experience of the Subaccounts.

The Policy Value of this policy may increase or decrease daily depending on the investment experience of the Subaccounts. There is no guaranteed minimum Policy Value.

Policy Number:	9090-1234567

Issue Age:	35

Initial Death
Benefit Option:	Option 1

NOTICE OF YOUR RIGHT TO EXAMINE THIS POLICY

If for any reason You are not satisfied with this policy, return it to Us or Our representative within 10 days after You receive it. If this policy is intended to replace an existing policy, Your right to examine is extended to 30 days or any longer period if required by the state in which it is delivered. We will then cancel this policy and refund all premiums, less Indebtedness, which You have paid. This policy will then be considered void from its start.

Signed for and issued by RiverSource Life Insurance Company in Minneapolis, Minnesota, as of the Policy Date shown above.

President:

Secretary:

ICC12 132376	4/12

GUIDE TO POLICY PROVISIONS

POLICY DATA	Premium Information; Interest and Loan Information; Fees and Deductions; Table of Surrender Charges; Policy Value Credit; Life Insurance Qualification Test; Schedule of Benefits and Riders; Investment Options; Initial Premium Allocations; Payment of Policy Proceeds Option Tables; CSO Mortality Table / Page 3

DEFINITIONS	Important words and meanings / Page 4

THE INSURANCE CONTRACT	Entire Contract; Policy Incontestability; Suicide Exclusion; Misstatement of Insured’s Age or Sex; Voting Rights; Policy Termination; Tax Treatment of this Policy; Conformity with Interstate Insurance Product Regulation Commission Standards / Page 6

OWNER AND BENEFICIARY	Your Rights as Owner of this Policy; Successor Owner; Changing Ownership of this Policy; Proceeds Paid to the Beneficiary upon Death of the Insured; Change of Beneficiary by Owner; Assigning this Policy as Collateral / Page 8

PREMIUMS	Premium Payments; Initial Premium; Scheduled Premium; Unscheduled Premium Payments; Restrictions of Premium Payments; Premium Processing; Grace Period; Minimum Initial Premium Guarantee; No-Lapse Guarantee; Reinstatement / Page 9

DEATH BENEFITS	Death Benefit Prior to or on the Insured’s Attained Insurance Age 120 Anniversary; Death Benefit Options; Death Benefit After the Insured’s Attained Insurance Age 120 Anniversary; Proceeds Payable at Insured’s Death; Life Insurance Qualification Test; Disclosure / Page 13

POLICY CHANGE	Request to Change Benefits; Rules for Changing the Specified Amount; Decreases of the Specified Amount; Increases of the Specified Amount; Changes to the Death Benefit Option / Page 14

POLICY VALUES	Policy Value; Fixed Account Value; Variable Account Value; Monthly Deduction; Policy Fee; Administrative Charge; Cost of Insurance; Mortality and Expense Risk Charge; Basis Used for Policy Values; Policy Value Credit; Receiving Information About the Values of this Policy / Page 15

POLICY SURRENDER	Policy Surrender; Partial Surrender; Rules for a Partial Surrender; Payment of a Surrender / Page 18

POLICY LOANS	Borrowing Money on this Policy; Maximum Loan Value of this Policy; Interest Rate for a Policy Loan; Loan Repayment; Failure to Repay a Loan; Payment of a Loan / Page 19

SUBACCOUNTS	Investments of the Subaccounts; Subaccount Value; Subaccount Accumulation Units; Subaccount Accumulation Unit Value; Determination of Net Investment Factor; Change of Investments of the Subaccounts; Transfers Among the Subaccounts and the Fixed Account; Subaccount Transfer at the Insured’s Attained Insurance Age 120 Anniversary / Page 20

PAYMENT OF POLICY PROCEEDS	Payment of Proceeds upon Death of the Insured; Payment Options Other Than a Single Sum; Option A - Interest Payments; Option B - Payments for a Specified Period; Option C - Lifetime Income; Beneficiary Request of Payment Option / Page 22

ICC12 132376	Page 2	4/12

Policy Data

Insured:	John Doe		Issue Age:	35

Risk Classification:	Male Standard Nontobacco

Policy Number:	9090-1234567		Policy Date:	February 01, 2019

Type of Policy:	Flexible Premium Variable		Monthly Date:	01
	Adjustable Life
	RiverSource VUL 6		Initial Specified Amount:	$100,000

Minimum Specified	Policy Year 1:	$100,000	Initial Death
Amount Allowed:	Years 2 - 5:	$75,000	Benefit Option:	1
	Years 6 - 10:	$50,000
	Years 11 - 15:	$25,000	Life Insurance	Guideline
	Thereafter:	$1,000	Qualification Test:	Premium Test

Minnesota State Insurance Department Telephone Number: 1.651.539.1500

Premium Information

Initial Premium:	$39.77	Scheduled Premium:	$1,000.00 per year payable Annually

Minimum Initial Premium:	$ 39.77 per month	No-lapse Guarantee Premium:	$50.79 per month

Minimum Initial Premium Period:	10 Years	No-lapse Guarantee Period:	40 Years

Coverage will expire prior to death if no premiums are paid following payment of the initial premium, or subsequent premiums are insufficient to continue coverage. Coverage will expire when the policy values are insufficient to pay the charges assessed on a monthly anniversary. The period for which the policy and coverage will continue In Force will depend on; 1) the amount, timing and frequency of premium payments; 2) changes in the Specified Amount and death benefit option; 3) changes in the interest rates credited to the Fixed Account and in the investment performance of the Subaccounts; 4) changes in the monthly cost of insurance deductions from the Policy Value for this policy and any riders attached to this policy; 5) changes in the premium expense charge, administrative charge, mortality and expense risk rate and policy fee; and 6) loan and partial surrender activity. The payment of scheduled premiums or unscheduled premiums in any amount or frequency will not guarantee that the policy will remain In Force unless the premiums needed to keep the minimum initial premium or the no-lapse guarantee in effect have been paid. At the end of the minimum initial premium period or the no-lapse guarantee period, the Cash Surrender Value may not be sufficient to keep this policy In Force without payment of additional premium. The premium required to keep this policy In Force may be higher than the premiums required for the minimum initial premium or the no-lapse guarantee.

ICC18 132376B-DP	Page 3	2/19

Interest and Loan Information

Fixed Account		Guaranteed Loan
Guaranteed Interest Rate:	1% per year	Interest Rate
		Policy Years 1-10:	3.00% per year
		Policy Years 11+:	1.25% per year
Guaranteed Interest
Rate Factor:	1.0008295381

Fees and Deductions

Guaranteed Premium Expense Charge	Guaranteed Policy Fee
All Policy Years: 4.00%	All Policy Years: $15.00 per month
Guaranteed Administrative Charge	Partial Surrender Fee: $25 or 2% of amount
Policy Years 1-20: $22.00 per month	surrendered, whichever is less
Policy Years 21+: $11.00 per month
Guaranteed Mortality and Expense Risk Rate
All Policy Years: 0.60% per year

Table of Surrender Charges

Policy Year	Beginning of Year
1	$1,815.92
2	$1,802.92
3	$1,789.93
4	$1,776.93
5	$1,763.93
6	$1,722.80
7	$1,372.40
8	$1,022.00
9	$671.60
10	$321.20

This table applies to the initial Specified Amount for the first 10 policy years. Surrender charges decrease evenly at each Monthly Date between Policy Anniversaries. Additional surrender charges will apply to each increase in Specified Amount for 10 years after the effective date of increase.

Policy Value Credit

Policy Value Credit Requirements

To receive any available credit the following condition must be met:

1. the policy has been In Force for at least 15 years.

ICC18 132376B-DP	Page 3A	2/19

Life Insurance Qualification Test: Guideline Premium Test

Death Benefit Percentage Table

Insured’s Attained Insurance Age	Death Benefit Percentage	Insured’s Attained Insurance Age	Death Benefit Percentage	Insured’s Attained Insurance Age	Death Benefit Percentage
40 or less	250	55	150	70	115
41	243	56	146	71	113
42	236	57	142	72	111
43	229	58	138	73	109
44	222	59	134	74	107
45	215	60	130	75-90	105
46	209	61	128	91	104
47	203	62	126	92	103
48	197	63	124	93	102
49	191	64	122	94	101
50	185	65	120	95-119	100
51	178	66	119
52	171	67	118
53	164	68	117
54	157	69	116

ICC18 132376B-DP	Page 3B	2/19

Schedule of Benefits and Riders

	Effective Date	Expiration Date	Monthly Cost of Insurance

Flexible Premium Variable Adjustable Life	February 01, 2019	See policy form	See policy form

Waiver of Premium Rider for Total Disability	See Policy Data Supplemental Page for information on this rider

Automatic Increase	February 01, 2019	November 01, 2045	See rider form
Benefit Rider:
Increase Percentage:	5.00%
Maximum Increase Amount:	$25,000.00
Total Increase Limit:	$100,000.00

Children’s Level Term	February 01, 2019	November 01, 2045	$0.58 per unit
Insurance Rider - 10.00 Units with Waiver of Monthly
Deduction
(1 Unit = $1,000)

Accidental Death Benefit Rider - $50,000.00	February 01, 2019	February 01, 2050	$3.50

Accelerated Benefit Rider for Terminal Illness	February 01, 2019	See rider form	See rider form

Overloan Protection
Benefit*	February 01, 2019	See benefit form	Not applicable
Minimum Age:	75
Maximum Age:	95
Minimum Policy Duration:	15 Years
Indebtedness Percentage:	95.00%
Maximum Exercise Charge:	3.00%

*	When exercised, a one time charge will be assessed, not to exceed the Maximum Exercise Charge shown above.

ICC18 132376B-DP	Page 3C	2/19

Payment of Policy Proceeds Option Tables

Option A Interest Rate

Option A Interest Rate:	0.25%

Interest in excess of the Option A Interest Rate may be applied by Us. Excess interest will be determined by Us based on Our expectations of future investment earnings.

Option B Table

Number of Years	Monthly Payment/$1000
10	8.44
15	5.66
20	4.27
25	3.44
30	2.88

The table above is based on an interest rate of 0.25%

Option C Table

M = Male F = Female

Life Income per $1,000 with

Payment Guaranteed for

Age Payee	Settlement Beginning In Year	5 Years		10 Years		15 Years
		M	F	M	F	M	F
65	2020	3.67	3.27	3.61	3.25	3.50	3.19
65	2030	3.53	3.16	3.48	3.14	3.39	3.09
65	2040	3.40	3.05	3.37	3.04	3.29	3.00
75	2020	5.46	4.85	5.13	4.68	4.63	4.36
75	2030	5.20	4.63	4.93	4.49	4.51	4.23
75	2040	4.97	4.43	4.75	4.32	4.39	4.11
85	2020	8.61	7.99	7.07	6.81	5.54	5.47
85	2030	8.20	7.57	6.90	6.60	5.50	5.41
85	2040	7.84	7.19	6.72	6.40	5.45	5.36

The table above is based on the “Annuity 2000 Mortality Table” with 100% Projection Scale G at 0.50% annual effective interest rate. Settlement rates for any year, age, or any combination of year, age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. We will furnish such rates upon request.

ICC18 132376B-DP	Page 3D	2/19

Policy Data Supplemental Page

Waiver of Premium Rider for Total Disability

Effective Date:	February 01, 2019
Expiration Date:	February 01, 2049
Risk Factor:	2.00
Specified Premium:	$183.09 per month

Waiver of Premium Rider for Total Disability

Monthly Cost of Insurance Rates

The monthly deduction for the cost of this rider is equal to A x B

A is the WP Rate from the table below, based on the then Attained Insurance Age of the Insured; and B is the greater of 1 or 2 where:

1.	is the specified premium shown above; and

2.	is the monthly deduction for the policy and any additional riders, except this rider, attached to the policy.

Waiver of Premium Rate*

Attained Insurance Age of Insured	Standard Non-tobacco	Standard Tobacco	Attained Insurance Age of Insured	Standard Non-tobacco	Standard Tobacco
20	$0.03206	$0.03928	45	$0.05452	$0.06835
21	0.03212	0.03936	46	0.05786	0.07276
22	0.03218	0.03943	47	0.06199	0.07822
23	0.03223	0.03950	48	0.06650	0.08418
24	0.03229	0.03958	49	0.07150	0.09078
25	0.03241	0.03973	50	0.07814	0.09935
26	0.03295	0.04049	51	0.08698	0.11091
27	0.03353	0.04129	52	0.09696	0.12393
28	0.03412	0.04212	53	0.10836	0.13867
29	0.03480	0.04306	54	0.12163	0.15571
30	0.03479	0.04300	55	0.13471	0.17218
31	0.03560	0.04409	56	0.15555	0.19873
32	0.03656	0.04536	57	0.17924	0.22876
33	0.03762	0.04675	58	0.20306	0.25845
34	0.03868	0.04818	59	0.22913	0.29056
35	0.04009	0.04962	60	0.10536	0.14176
36	0.04127	0.05118	61	0.10333	0.13937
37	0.04257	0.05288	62	0.10129	0.13697
38	0.04397	0.05474	63	0.09876	0.13407
39	0.04544	0.05669	64	0.09602	0.13098
40	0.04649	0.05796
41	0.04803	0.06000
42	0.04947	0.06196
43	0.05095	0.06397
44	0.05272	0.06636

*

For Insureds with a super preferred, preferred, or standard nontobacco risk classification, the above standard nontobacco rates will apply. For Insureds with a preferred or standard tobacco risk classification, the above standard tobacco rates will apply. For Insureds with other than a super preferred, preferred, or standard risk classification, the waiver of premium rate will be adjusted by multiplying the above monthly rates by the appropriate risk factor shown above.

ICC18 132376B-DP	Page 3E	2/19

CSO Mortality Tables

2017 Commissioner’s Standard Ordinary (CSO) Mortality Table adopted by the NAIC on April 6, 2016; Smoker or Nonsmoker; Male or Female; Age Nearest Birthday. If issued on a unisex basis, a 70% male/30% female blend will be used.

Ages 17 and Under

2017 Commissioner’s Standard Ordinary Mortality Table adopted by the NAIC on April 6, 2016; Composite; Male or Female; Age Nearest Birthday. If issued on a unisex basis, a 70% male/30% female blend will be used.

Male Rate Table

Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for

Male Insured’s with a Standard Non-Tobacco Risk Classification*

Attained Age	Standard Non-tobacco	Attained Age	Standard Non-tobacco	Attained Age	Standard Non-tobacco	Attained Age	Standard Non-tobacco
0	$0.0225	30	$0.0450	60	$0.3950	90	$14.1500
1	0.0125	31	0.0475	61	0.4350	91	15.9375
2	0.0125	32	0.0500	62	0.4850	92	17.7625
3	0.0100	33	0.0550	63	0.5375	93	19.6050
4	0.0100	34	0.0650	64	0.6000	94	21.3725
5	0.0075	35	0.0750	65	0.6650	95	22.9750
6	0.0075	36	0.0875	66	0.7375	96	25.0475
7	0.0075	37	0.0975	67	0.8125	97	27.3075
8	0.0075	38	0.1075	68	0.8975	98	29.8325
9	0.0075	39	0.1150	69	0.9950	99	32.5825
10	0.0075	40	0.1200	70	1.1075	100	35.5200
11	0.0075	41	0.1250	71	1.2425	101	38.3425
12	0.0100	42	0.1350	72	1.4025	102	41.2500
13	0.0125	43	0.1425	73	1.5900	103	44.1950
14	0.0200	44	0.1500	74	1.8025	104	47.1200
15	0.0300	45	0.1525	75	2.0425	105	49.9600
16	0.0425	46	0.1600	76	2.3050	106	52.6475
17	0.0575	47	0.1650	77	2.5950	107	56.6500
18	0.0700	48	0.1700	78	2.9175	108	61.0825
19	0.0725	49	0.1775	79	3.2875	109	66.0200
20	0.0750	50	0.1875	80	3.7150	110	71.5550
21	0.0775	51	0.2025	81	4.2175	111	77.8125
22	0.0750	52	0.2200	82	4.7850	112	83.3325
23	0.0725	53	0.2400	83	5.4475	113	83.3325
24	0.0700	54	0.2625	84	6.2250	114	83.3325
25	0.0700	55	0.2850	85	7.1350	115	83.3325
26	0.0600	56	0.3050	86	8.2000	116	83.3325
27	0.0575	57	0.3225	87	9.4425	117	83.3325
28	0.0525	58	0.3425	88	10.8675	118	83.3325
29	0.0475	59	0.3675	89	12.4400	119	83.3325

ICC18 132376B-DP	Page 3F	2/19

Male Rate Table

Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for

Male Insured’s with a Standard Tobacco Risk Classification*

Attained Age	Standard Tobacco	Attained Age	Standard Tobacco	Attained Age	Standard Tobacco	Attained Age	Standard Tobacco
		30	$0.0825	60	$0.9625	90	$16.7300
		31	0.0875	61	1.0725	91	18.3275
		32	0.0925	62	1.1975	92	19.9000
		33	0.1000	63	1.3375	93	21.4450
		34	0.1075	64	1.4900	94	22.8800
		35	0.1150	65	1.6600	95	24.1350
		36	0.1250	66	1.8400	96	25.8950
		37	0.1350	67	2.0325	97	27.8675
		38	0.1475	68	2.2325	98	30.1400
		39	0.1675	69	2.4525	99	32.6950
		40	0.1875	70	2.6975	100	35.5200
		41	0.2100	71	2.9775	101	38.3425
		42	0.2325	72	3.2925	102	41.2500
		43	0.2525	73	3.6400	103	44.1950
		44	0.2675	74	4.0075	104	47.1200
		45	0.2800	75	4.3825	105	49.9600
		46	0.2975	76	4.7550	106	52.6475
		47	0.3175	77	5.1250	107	56.6500
18	$0.070	48	0.3375	78	5.4950	108	61.0825
19	0.0725	49	0.3625	79	5.8850	109	66.0200
20	0.0750	50	0.3875	80	6.3075	110	71.5550
21	0.0775	51	0.4200	81	6.7725	111	77.8125
22	0.0800	52	0.4550	82	7.2525	112	83.3325
23	0.0825	53	0.4950	83	8.0000	113	83.3325
24	0.0850	54	0.5375	84	8.8525	114	83.3325
25	0.0875	55	0.5875	85	9.8350	115	83.3325
26	0.0875	56	0.6450	86	10.9575	116	83.3325
27	0.0850	57	0.7075	87	12.2300	117	83.3325
28	0.0850	58	0.7825	88	13.6450	118	83.3325
29	0.0825	59	0.8650	89	15.1500	119	83.3325

*	For Insureds with a super preferred or preferred risk classification, the corresponding standard non-tobacco or standard tobacco guaranteed maximum monthly cost of insurance rates will apply.
*

For Insureds with other than a super preferred, preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the monthly rates by the Substandard Class Risk Factor shown under Policy Data.

You may apply for a change in risk classification for Insureds who are at least Attained Insurance Age 18, and no more than Attained Insurance Age 119, subject to Our underwriting rules and requirements at the time the change is requested.

There are no cost of insurance charges on or after Attained Insurance Age 120.

ICC18 132376B-DP	Page 3G	2/19

Policy Data

Indexed Account Information

Indexed Account Name:	S&P 500 Index 1-year point-to-point

Index Detail:	Index Name	Index Weight

	S&P 500 Index	100%

Segment Term:	1 Year

Indexed Interest Period:	1 Year

Segment Guaranteed Interest Crediting Frequency:	Annually

Segment Guaranteed Annual Interest Rate:	0%

Cumulative Guaranteed Indexed Interest Rate:	0%

Guaranteed Minimum Participation Rate:	100%

Guaranteed Minimum Segment Growth Cap:	3%

Guaranteed Minimum Segment Floor:	0%

Guaranteed Indexed Account Charge:	0.05%

Sweep Dates:	The 20th day of each calendar month

Segment Cut-off Date:	1 business day before the Sweep Date

Minimum Transfer Amount:	$25

The following describes the method used in calculating the indexed interest for each segment of this Indexed Account. Also, see Indexed Accounts section of Your policy.

Indexed Interest

At the end of each indexed interest period, indexed interest will be credited to the segment and is equal to the average segment value multiplied by the indexed interest rate.

Average Segment Value

For a given segment, the average segment value used in the calculation of Indexed Interest is the average of the values at the end of each segment month over the indexed interest period. A segment month ends on the same day each month as the segment start date.

Indexed Interest Rate

The indexed interest rate reflects any growth in the value of the index, subject to the segment growth cap and segment floor. The indexed interest rate is equal to the lesser of (a x b) - d or (c - d), but will never be less than (e), where:

a)

is the index growth rate for the indexed interest period and is determined by adding together, for all indexes shown above, the results obtained by multiplying each index change rate (calculated as described below) by its index weight shown above. The index change rate is calculated as (B divided by A) minus 1, where:

A = the final value of the index as of the day before the beginning of the indexed interest period; and

B = the final value of the index as of the day before the end of the indexed interest period;

The final value of an Index used in calculating the index change rate is the value determined by that Index’s provider as the Index’s final value on a business day. A business day is a day on which the New York Stock Exchange is open for business. If We need to determine the final value on any day that is not a business day, We will use the final value for the next business day following that day. If no final value is determined for any Index as of a business day, We will use the final value for the most recent preceding business day for which a final value was determined for that index.

The index change rate does not include gains in the index that come from dividends.

ICC16 112476-DP	Page 3G	8/16

b)	is the segment participation rate, which is the percentage of the index growth rate that is used to calculate the indexed interest;

c)

is the segment growth cap, which is the maximum total interest rate for a segment over the indexed interest period, including both the segment guaranteed annual interest rate and the indexed interest rate;

d)	is the cumulative guaranteed indexed interest rate which is the segment guaranteed annual interest rate compounded annually for the number of years of the indexed interest period;

e)	is the segment floor, which is the minimum total interest rate for a segment over the indexed interest period, including both the segment guaranteed annual interest rate and the indexed interest rate.

We will set the index weights, segment participation rate, segment growth cap, and segment floor for a new segment on the segment start date, subject to any guaranteed minimum amounts shown above. We guarantee that no index weight will ever be less than 10% and the sum of index weights will always equal 100%. Once these amounts are set by Us, they will not be changed during the segment term.

Guaranteed Indexed Account Charge

A monthly indexed account charge is included as part of the Policy’s monthly deduction and is assessed as an asset charge based on the value of the Indexed Account on the Monthly Date. As stated in the monthly deduction provision of the Policy, deductions in excess of the Fixed Account Value plus the Variable Account Value will be deducted from the segments of the Indexed Account (see Order of Deductions from the Indexed Accounts provisions in the Indexed Account Endorsement). As a result, the indexed interest rate is effectively reduced by the monthly indexed account charge rate.

ICC16 112476-DP	Page 3H	8/16

Indexed Account Information

Indexed Account Name:	S&P 500 Index 2-year point-to-point

Index Detail:	Index Name	Index Weight

	S&P 500 Index	100%

Segment Term:	2 Year

Indexed Interest Period:	2 Year

Segment Guaranteed Interest Crediting Frequency:	Annually

Segment Guaranteed Annual Interest Rate:	0%

Cumulative Guaranteed Indexed Interest Rate:	0%

Guaranteed Minimum Participation Rate:	100%

Guaranteed Minimum Segment Growth Cap:	5%

Guaranteed Minimum Segment Floor:	1%

Guaranteed Indexed Account Charge:	0.05%

Sweep Dates:	The 20th day of each calendar month

Segment Cut-off Date:	1 business day before the Sweep Date

Minimum Transfer Amount:	$25

The following describes the method used in calculating the indexed interest for each segment of this Indexed Account. Also, see Indexed Accounts section of Your policy.

Indexed Interest

At the end of each indexed interest period, indexed interest will be credited to the segment and is equal to the average segment value multiplied by the indexed interest rate.

Average Segment Value

For a given segment, the average segment value used in the calculation of Indexed Interest is the average of the values at the end of each segment month over the indexed interest period. A segment month ends on the same day each month as the segment start date.

Indexed Interest Rate

The indexed interest rate reflects any growth in the value of the index, subject to the segment growth cap and segment floor. The indexed interest rate is equal to the lesser of (a x b) - d or (c - d), but will never be less than (e), where:

a)

is the index growth rate for the indexed interest period and is determined by adding together, for all indexes shown above, the results obtained by multiplying each index change rate (calculated as described below) by its index weight shown above. The index change rate is calculated as (B divided by A) minus 1, where:

A = the final value of the index as of the day before the beginning of the indexed interest period; and

B = the final value of the index as of the day before the end of the indexed interest period;

The final value of an Index used in calculating the index change rate is the value determined by that Index’s provider as the Index’s final value on a business day. A business day is a day on which the New York Stock Exchange is open for business. If We need to determine the final value on any day that is not a business day, We will use the final value for the next business day following that day. If no final value is determined for any Index as of a business day, We will use the final value for the most recent preceding business day for which a final value was determined for that index.

The index change rate does not include gains in the index that come from dividends.

ICC16 112476-DP	Page 3I	8/16

b)	is the segment participation rate, which is the percentage of the index growth rate that is used to calculate the indexed interest;

c)

is the segment growth cap, which is the maximum total interest rate for a segment over the indexed interest period, including both the segment guaranteed annual interest rate and the indexed interest rate;

d)	is the cumulative guaranteed indexed interest rate which is the segment guaranteed annual interest rate compounded annually for the number of years of the indexed interest period;

e)	is the segment floor, which is the minimum total interest rate for a segment over the indexed interest period, including both the segment guaranteed annual interest rate and the indexed interest rate.

We will set the index weights, segment participation rate, segment growth cap, and segment floor for a new segment on the segment start date, subject to any guaranteed minimum amounts shown above. We guarantee that no index weight will ever be less than 10% and the sum of index weights will always equal 100%. Once these amounts are set by Us, they will not be changed during the segment term.

Guaranteed Indexed Account Charge

A monthly indexed account charge is included as part of the Policy’s monthly deduction and is assessed as an asset charge based on the value of the Indexed Account on the Monthly Date. As stated in the monthly deduction provision of the Policy, deductions in excess of the Fixed Account Value plus the Variable Account Value will be deducted from the segments of the Indexed Account (see Order of Deductions from the Indexed Accounts provisions in the Indexed Account Endorsement). As a result, the indexed interest rate is effectively reduced by the monthly indexed account charge rate.

ICC16 112476-DP	Page 3J	8/16

S & P Disclaimers

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by RiverSource Life Insurance Company (“RiverSource Life”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by RiverSource Life. RiverSource Life’s indexed accounts (collectively, the “Indexed Accounts”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of an Indexed Account or any member of the public regarding the advisability of investing in products generally or in the Indexed Accounts particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to RiverSource Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to RiverSource Life or the Indexed Accounts. S&P Dow Jones Indices have no obligation to take the needs of RiverSource Life or the owners of the Indexed Accounts into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Indexed Accounts or the timing of the issuance or sale of the Indexed Accounts or in the determination or calculation of the equation by which the Indexed Accounts are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Indexed Accounts. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Indexed Accounts currently being offered as an investment option by RiverSource Life, but which may be similar to and competitive with the Indexed Accounts. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY RIVERSOURCE LIFE, OWNERS OF THE INDEXED ACCOUNTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND RIVERSOURCE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

ICC16 112476-DP	Page 3K	8/16

DEFINITIONS

The following words are often used in this policy. When We use these words, this is what We mean:

Accumulation Unit

An accounting unit used to calculate the Variable Account Value. It is a measure of the net investment results of each of the Subaccounts.

Age Anniversary

An Age Anniversary is the Policy Anniversary on which the Insured becomes a certain Attained Insurance Age.

Attained Insurance Age

The Insured’s Insurance Age plus the number of Policy Anniversaries since the Policy Date. Attained Insurance Age changes only on a Policy Anniversary.

Cash Surrender Value

The policy Proceeds if the policy is surrendered in full. It is the Policy Value minus any Indebtedness, minus surrender charges shown under Policy Data.

Fixed Account

Our general investment account. It is made up of Our assets other than those held in any segregated asset account.

Fixed Account Value

The portion of the Policy Value that is allocated to the Fixed Account including Indebtedness.

Indebtedness

All existing loans on this policy plus policy loan interest which has either been accrued or added to the policy loan.

In Force

The Insured’s life remains insured under the terms of this policy.

Insurance Age

The Insurance Age of the Insured on the Policy Date is the issue age shown under Policy Data. It is the age We determine from the date of birth listed on the application, and is the age on the birthday nearest to the application date.

Insured

The person whose life is insured by this policy.

Monthly Date

It is the same day each month as the Policy Date. If there is no Monthly Date in a calendar month, the Monthly Date will be the first day of the next calendar month.

Net Premium

The portion of a premium paid that is credited to the policy as described in the Policy Values section. It is the premium paid minus the premium expense charge. We reserve the right to change the current premium expense charge based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed premium expense charge shown under Policy Data.

Policy Anniversary

The same day and month as the Policy Date each year that the policy remains In Force.

Policy Date

It is the date from which Policy Anniversaries, policy years and policy months are determined. Your Policy Date is shown under Policy Data.

Policy Value

The Fixed Account Value plus the Variable Account Value.

ICC12 132376	Page 4	4/12

Proceeds

Proceeds means the amount payable under this policy as follows:

1.	upon death of the Insured, Proceeds will be the death benefit minus any Indebtedness, as of the date of the Insured’s death;

2.	upon surrender of the policy, the Proceeds will be the Cash Surrender Value.

Pro-Rata Basis

Method for allocating amounts to the Fixed Account and to each of the Subaccounts. It is proportionate to the value (minus any Indebtedness in the Fixed Account) that each bears to the total Policy Value, minus Indebtedness.

Specified Amount

An amount used to determine the death benefit and the Proceeds payable upon death of the Insured. The initial Specified Amount is shown under Policy Data.

Subaccounts

Each Subaccount is a separate investment division of the Variable Account and invests in a particular portfolio or fund as shown under Policy Data.

Terminate

This policy is no longer In Force. All insurance coverage under this policy has stopped.

Valuation Date

Any day on which the New York Stock Exchange is open for trading, or any other day on which there is a sufficient degree of trading in the investments of the Subaccounts such that the current value might be materially affected.

Valuation Period

The interval of time commencing at the close of business on each Valuation Date and ending at the close of business on the next Valuation Date.

Variable Account Value

The sum of the values of the Subaccounts under this policy.

Variable Account

RiverSource Variable Life Separate Account established under Minnesota law as a segregated asset account of Ours. We have allocated to the Variable Account a part of Our assets for this and certain other policies. Such assets remain Our property. They cannot be charged, however, with liabilities from any other business in which We may take part.

We, Our, Us

RiverSource Life Insurance Company

Written Request

A request in writing signed by You, and acceptable to Us.

You, Your

The owner of this policy. The owner may be someone other than the Insured. The owner is shown in the application unless the owner has been changed as provided in this policy.

ICC12 132376	Page 5	4/12

THE INSURANCE CONTRACT

Entire Contract

The entire contract between You and Us is as stated in this policy, Your attached application, and any attached supplemental applications, endorsements and riders.

No one except one of Our corporate officers (President, Vice President, Secretary or Assistant Secretary) can change or waive any of Our rights or requirements under this policy. That person must do so in writing. None of Our representatives or other persons has the authority to change or waive any of Our rights or requirements under this policy.

In issuing this policy, We have relied upon the application. The statements made in the application are considered, in the absence of fraud, representations and not warranties. No statements made in connection with the application will be used by Us to void the policy or to deny a claim unless that statement is part of the application.

After the Policy Date, applications for an increase of the Specified Amount will be attached to and made a part of this policy and will form part of the entire contract.

Any statement concerning tobacco status will be attached to and made a part of this policy and will form part of the entire contract.

Policy Incontestability

After this policy has been In Force during the Insured’s lifetime for two years from the Policy Date, We cannot contest the policy except for nonpayment of premiums.

While this policy is contestable, We, on the basis of a misstatement or misrepresentation material to the risk accepted or hazard assumed, made in the application, may rescind or reform this policy and We may deny a claim.

Any increase in Specified Amount which requires proof of insurability will be incontestable only after such amount has been In Force during the Insured’s lifetime for two years from the effective date of such amount.

If within two years from the effective date of the Insured’s reclassification as nontobacco We find that the Insured’s tobacco status has been misstated, and it is discovered on or after the death of the Insured, the Proceeds payable upon death will be:

1.	the Policy Value on the date of death; plus

2.

the amount of insurance that the cost of insurance on the Insured, which was deducted from the Policy Value for the policy month during which such death occurred, would have purchased using the cost of insurance rates for the correct tobacco status; minus

3.	any Indebtedness on the date of death.

If within two years from the effective date of the Insured’s reclassification as nontobacco We find that the Insured’s tobacco status has been misstated, and it is discovered before the death of the Insured:

1.

the Specified Amount will be adjusted to the amount it would have been had the cost of insurance, on the Monthly Date immediately preceding the date the misstatement is discovered, been based on the Insured’s correct tobacco status. The adjustment will take effect on the Monthly Date on or next following the date such misstatement is discovered; and

2.	the monthly deduction will then be based on the Insured’s correct tobacco status beginning on the Monthly Date on or next following the date such misstatement is discovered.

Suicide Exclusion

Suicide by the Insured, whether sane or insane, within two years from the Policy Date is not covered by this policy. In this event the only amount payable by Us to the beneficiary will be the premiums which You have paid, minus any Indebtedness and partial surrenders.

If the Insured commits suicide whether sane or insane within two years from the effective date of:

1.	any increase in Specified Amount which requires proof of insurability; or

2.

any rider attached to this policy; then the amount payable by Us with respect to the increased coverage or rider benefit will be limited to the monthly deductions for such additional Specified Amount or rider on the life of the Insured.

ICC12 132376	Page 6	4/12

Misstatement of Insured’s Age or Sex

If the Insured’s age or sex has been misstated, and it is discovered on or after the death of the Insured, the Proceeds payable upon death will be:

1.	the Policy Value on the date of death; plus

2.

the amount of insurance that the cost of the insurance on the Insured, which was deducted from the Policy Value for the policy month during which such death occurred, would have purchased had the cost of the insurance been calculated using the cost of insurance rates for the correct age and sex; minus

3.	any Indebtedness on the date of death.

If the Insured’s age or sex has been misstated and it is discovered before the death of the Insured:

1.

the Specified Amount will be adjusted to the amount it would have been had the cost of insurance, on the Monthly Date immediately preceding the date the misstatement is discovered, been based on the Insured’s correct age and sex. The adjustment will take effect beginning on the Monthly Date on or next following the date such misstatement is discovered; and

2.	the monthly deduction will then be based on the Insured’s correct age and sex beginning on the Monthly Date on or next following the date such misstatement is discovered.

Voting Rights

All policy owners with Variable Account Values will have voting rights. So long as federal law requires, You may have the right to vote at shareholder meetings. If You have voting rights, We will send You a notice of the time and place of any such meetings. The notice will explain matters to be voted upon and how many votes You will have.

Policy Termination

This policy will Terminate on the earliest of the following:

1.	the date You request, by Written Request or other requests acceptable to Us, that coverage ends; or
2.	the date You surrender the policy in full; or

3.	the end of the grace period; or

4.	the date of death of the Insured.

Your Written Request to Terminate coverage will be effective as of the date We receive Your Written Request, or a later date if specified in Your request. If We accept a request for Termination by other than Written Request, it will be effective as of the date We receive Your request, or a later date if specified in Your request.

Tax Treatment of this Policy

This policy is intended to qualify for treatment as a life insurance policy under Sections 72, 101, 7702, and other relevant sections of the Internal Revenue Code as they now exist or may later be amended. We reserve the right to endorse this policy to comply with:

1.	future changes in the Internal Revenue Code;

2.	any regulations or rulings issued under the Internal Revenue Code; and

3.	any other requirements imposed by the Internal Revenue Service;

with respect to remaining qualified for treatment as a life insurance policy under these Internal Revenue Code sections.

If endorsed, We will provide the owner with a copy of any such endorsement.

We reserve the right to decline any change that would cause this policy to lose its ability to be tested for federal income tax purposes under the CSO mortality tables shown under Policy Data.

Conformity with Interstate Insurance Product Regulation Commission Standards

This policy was approved under the authority of the Insurance Product Regulation Commission (IIPRC) and issued under the Commission standards. Any provision of the policy that on the provision’s effective date is in conflict with IIPRC standards for this product type is hereby amended to conform to the IIPRC standards for this product type as of the provision’s effective date.

ICC12 132376	Page 7	4/12

OWNER AND BENEFICIARY

Your Rights as Owner of this Policy

As long as the Insured is living and unless otherwise provided in this policy, You may exercise all rights and privileges provided in this policy or allowed by Us.

Successor Owner

A successor owner becomes the new owner of this policy if You die during the lifetime of the Insured. If no successor owner is living at the time of Your death, ownership will pass to Your estate. The successor owner, if any, is shown in the application unless changed as provided below.

Changing Ownership of this Policy

You can change the ownership of this policy by Written Request on a form satisfactory to Us. A successor owner may also be changed in this same way. The change must be made while the Insured is living. Once the change is received by Us, it will take effect as of the date Your request was signed, or a later date if specified in Your request, subject to any action taken or payment made by Us before We received the change.

Proceeds Paid to Beneficiary upon Death of the Insured

We will pay the Proceeds to the beneficiary or beneficiaries which You have named in the application unless You have since changed the beneficiary as provided below. If the beneficiary has been changed, We will pay the Proceeds in accordance with Your last change of beneficiary request. Only those beneficiaries who are living at the Insured’s death may share in the Proceeds. If no beneficiary survives the Insured, We will pay the Proceeds to You, if living; otherwise, to Your estate.

Change of Beneficiary by Owner

You may change the beneficiary anytime while the Insured is living by Written Request on a form satisfactory to Us. Once the change is received by Us, it will take effect as of the date Your request was signed, or a later date if specified in Your request, subject to any action taken or payment made by Us before We received the change.

If an irrevocable beneficiary is on record, such beneficiary cannot be changed without the written consent of the irrevocable beneficiary.

Assigning this Policy as Collateral

While the Insured is living, You can assign this policy or any interest in it by Written Request on a form satisfactory to Us. Your interest and the interest of any beneficiary is subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an owner as these terms are used in this policy. Any policy Proceeds payable to the assignee will be paid in a single sum. A copy of any assignment must be submitted to Us. Any assignment, unless otherwise specified by You, shall take effect as of the date the assignment was signed, subject to any action taken or payment made by Us before We received the assignment. We are not responsible for the validity of any assignment.

ICC12 132376	Page 8	4/12

PREMIUMS

Premium Payments

There are three types of premium payments that apply to this policy:

1.	the initial premium;

2.	scheduled premiums; and

3.	unscheduled premiums.

Premiums must be paid or mailed to Us at Our home office or to an authorized agent. We will give You a receipt if You request one. A check or draft given for all or part of a premium, unless paid upon its presentation to the bank or person drawn on, shall not be considered payment.

We reserve the right to require evidence of insurability or limit the amount of any premium payment that would result in more than a dollar for dollar increase in the death benefit.

Initial Premium

The initial premium is the premium due on or before the Policy Date. The initial premium payment must be received by Us before the policy can become effective, and no insurance will take effect until this amount is paid.

Scheduled Premium

The scheduled premium is the premium shown under Policy Data. It is payable at the stated interval which You selected in the application. However, no scheduled premium may be paid on or after the Insured’s Attained Insurance Age 120 Anniversary except amounts required to keep the policy In Force under the grace period provision.

The scheduled premium will serve only as an indication of Your preference as to the probable future amount and frequency of payments. You may change the amount or frequency at any time by Written Request or other requests acceptable to Us. We reserve the right to limit the amount of any increase in scheduled premium if there is Indebtedness on this policy.

Scheduled premiums may be paid annually, semi-annually, or quarterly. Payment at any other interval must be approved by Us. Any scheduled premium payment must be at least $25.

Unscheduled Premium Payments

You can make additional premium payments of at least $25 at any time prior to the Insured’s Attained Insurance Age 120 Anniversary. After that, We will only accept amounts required to keep the policy In Force under the grace period provision. We reserve the right to limit the number and amount of unscheduled premium payments if there is Indebtedness on this policy.

Restrictions of Premium Payments

This policy is intended to qualify for treatment as a life insurance policy under Sections 72, 101, 7702, and other relevant sections of the Internal Revenue Code as they now exist or may later be amended.

We reserve the right to refuse premiums and return them with interest, unless the premium is necessary to continue coverage, if such premiums would disqualify this policy from:

1.	treatment as a life insurance policy under Internal Revenue Code Sections 72, 101, and 7702; or

2.	favorable tax treatment under Internal Revenue Code Sections 72 and 101.

Premium Processing

The Net Premium is allocated to the Fixed Account and the Subaccounts according to Your premium allocation percentages in effect. You may choose any whole percentage for the Fixed Account and each Subaccount from 0% to 100%. The sum of Your premium allocation percentages must equal 100%. You may change the premium allocation percentages at any time by Written Request or other requests acceptable to Us.

Net Premiums received before the Policy Date will initially be allocated to the Fixed Account. On the Policy Date, the Policy Value will be transferred to the Subaccounts or remain in the Fixed Account in accordance with Your premium allocation percentages. For any premium received on or after the Policy Date, the Net Premium will be allocated in accordance with Your premium allocation percentages in effect.

ICC12 132376	Page 9	4/12

Grace Period

If on a Monthly Date the Cash Surrender Value is less than the monthly deduction for the policy month following such Monthly Date, and neither the no-lapse guarantee nor the minimum initial premium guarantee is in effect, a grace period of 61 days will begin.

The grace period will give You time to make a premium payment or loan repayment sufficient to continue Your coverage. At least 30 days prior to Termination, We will mail to Your last known address, and to any assignee of record, a notice as to the payment needed.

The premium payment or loan repayment needed will be the lesser of:

1.	an amount so that the Cash Surrender Value is sufficient to pay any overdue monthly deductions, plus the next three monthly deductions; or

2.	the amount needed to keep the minimum initial premium guarantee in effect, if it is eligible to be kept in effect, during the grace period and for three months after the end of the grace period; or

3.	the amount needed to keep the no-lapse guarantee in effect, if it is eligible to be kept in effect, during the grace period and for three months after the end of the grace period.

If the premium payment or loan repayment is not paid within the grace period, all coverage under this policy will Terminate without value at the end of the 61 day grace period. This type of Termination is known as lapse. The end of the grace period is the date of lapse.

Any payment sent by U.S. mail must be postmarked within the grace period to keep the policy In Force.

If the Insured’s death occurs during the grace period and benefits become payable under the policy, the lesser of the following will be deducted from the Proceeds:

1.	any overdue monthly deductions; or

2.	the premium required to keep the minimum initial premium guarantee in effect, if it is eligible to be kept in effect; or

3.	the premium required to keep the no-lapse guarantee in effect, if it is eligible to be kept in effect.

If either the minimum initial premium guarantee or no-lapse guarantee is in effect as described in the next two provisions, the policy will not enter the grace period.

Minimum Initial Premium Guarantee

To allow You the opportunity to increase Your Policy Value gradually so that the Cash Surrender Value is sufficient to pay the monthly deduction, a minimum initial premium guarantee will be in effect during the minimum initial premium period shown under Policy Data if:

1.	on a Monthly Date, the Policy Value minus Indebtedness equals or exceeds the monthly deduction for the policy month following such Monthly Date; and

2.

the sum of all premiums paid, minus any partial surrenders, and minus Indebtedness equals or exceeds the minimum initial premium shown under Policy Data times the number of months since the Policy Date, including the current month.

To keep the minimum initial premium guarantee in effect, premiums may be paid at any interval as long as the sum of premiums paid at all times is at least equal to the total required minimum initial premiums.

If on a Monthly Date sufficient premiums have not been paid to maintain the minimum initial premium guarantee, the minimum initial premium guarantee will no longer be in effect. Therefore, Your policy will enter the grace period if the no-lapse guarantee is not in effect and the Cash Surrender Value is insufficient to pay the monthly deduction on a Monthly Date.

If on a Monthly Date sufficient premiums have not been paid to maintain the minimum initial premium guarantee, You will have 61 days to pay a premium sufficient to maintain the minimum initial premium guarantee. If You do not pay such a premium within the 61 day period, the minimum initial premium guarantee will no longer be in effect and it cannot be reinstated.

The minimum initial premium will change if:

1.	the Specified Amount is increased or decreased;

2.	the death benefit option is changed; or

3.	riders are added, changed or terminated.

The new minimum initial premium will apply from the date of the change.

Although Your policy will remain In Force, if You pay only the premium needed to keep the minimum initial premium guarantee in effect, You may be foregoing the advantage of building up Policy Value.

ICC12 132376	Page 10	4/12

If the minimum initial premium guarantee terminates before the end of the no-lapse guarantee period, and the no-lapse guarantee is not in effect, the Cash Surrender Value may not be sufficient to keep this policy In Force without payment of an additional premium.

At the end of the minimum initial premium period, if the no-lapse guarantee is not in effect, the Cash Surrender Value may not be sufficient to keep this policy In Force without payment of additional premium. The premium required to keep this policy In Force may be higher than the premiums required for the minimum initial premium guarantee.

No-Lapse Guarantee

The no-lapse guarantee provides that during the no-lapse guarantee period shown under Policy Data, this policy will not Terminate even if the Cash Surrender Value is insufficient to pay the monthly deduction on a Monthly Date. Sufficient premium as described below must be paid to keep the no-lapse guarantee in effect.

The no-lapse guarantee will remain in effect if, on each Monthly Date:

(a) equals or exceeds (b)

where:

(a)	is the sum of all premiums paid, minus any partial surrenders and partial surrender fees, and minus any Indebtedness; and

(b)	is the no-lapse guarantee premium, shown under Policy Data, times the number of months since the Policy Date, including the current month.

To keep the no-lapse guarantee in effect, premiums may be paid at any interval as long as the sum of premiums paid at all times is at least equal to the total required no-lapse guarantee premiums.

While this policy is kept In Force by the no-lapse guarantee, any monthly deduction amounts that exceed the Policy Value, minus any Indebtedness, will be waived.

If on a Monthly Date sufficient premiums have not been paid to maintain the no-lapse guarantee, the no-lapse guarantee provision will no longer be in effect. Therefore, Your policy will enter the grace period if the minimum initial premium guarantee is not in effect and the Cash Surrender Value is insufficient to pay the monthly deduction on a Monthly Date.

The no-lapse guarantee, however, can be reinstated within two years from the date it was last in effect. The amount needed to reinstate the no-lapse guarantee is an amount equal to:

(a) + (b) + (c) - (d)

where:

(a)	is the sum of premiums required for the no-lapse guarantee to the date of reinstatement assuming a no-lapse guarantee was always in effect since the Policy Date;

(b)	is any partial surrenders and partial surrender fees that have been taken to the date of reinstatement;

(c)	is any Indebtedness on the date of reinstatement;

(d)	is the total of all premiums paid to the date of reinstatement.

The no-lapse guarantee premium will change if:

1.	the Specified Amount is increased or decreased;

2.	the death benefit option is changed; or

3.	riders are added, changed or terminated.

The new no-lapse guarantee premium will apply from the date of the change.

Although Your policy will remain In Force, if You pay only the premium needed to keep the no-lapse guarantee in effect, You may be foregoing the advantage of building up Policy Value.

If the no-lapse guarantee terminates before the end of the no-lapse guarantee period and the minimum initial premium guarantee is not in effect, the Cash Surrender Value may not be sufficient to keep this policy In Force without payment of an additional premium.

At the end of the no-lapse guarantee period, if the minimum initial premium guarantee is not in effect, the Cash Surrender Value may not be sufficient to keep this policy In Force without payment of additional premium. The premium required to keep this policy In Force may be higher than the premiums required for the no-lapse guarantee.

ICC12 132376	Page 11	4/12

Reinstatement

This policy may be reinstated within three years after the end of the grace period, unless it was surrendered for cash. To do this, We will require all of the following:

1.	your Written Request on a form satisfactory to Us to reinstate the policy;

2.	evidence of insurability of the Insured satisfactory to Us;

3.	payment of the required reinstatement premium or loan repayment amount;

4.	payment or reinstatement of any Indebtedness.

If the policy is within the no-lapse guarantee period, and the no-lapse guarantee is no longer in effect but it can be reinstated, the required repayment amount to reinstate the policy is an amount equal to the lesser of:

1.	An amount equal to (a) + (b) + (c) - (d) - (e)

where:

(a)	is the sum of required premiums for the no-lapse guarantee to the date of reinstatement assuming a no-lapse guarantee was always in effect since the Policy Date;

(b)	is any partial surrenders and partial surrender fees that have been taken to the date of reinstatement;

(c)	is any Indebtedness on the policy at the end of the grace period;

(d)	is any Indebtedness repaid on the date of the reinstatement; and

(e)	is the total of all premiums paid to the date of reinstatement; or

2.	An amount equal to (a) + (b) + (c) + (d) - (e) - (f)

where:

(a)	is the surrender charge which will be reinstated;

(b)	is an amount equal to the monthly deductions not taken during the grace period;

(c)	is an amount equal to the next 3 monthly deductions that will be taken after reinstatement;

(d)	is any Indebtedness on the policy at the end of the grace period;

(e) is any Indebtedness repaid on the date of the reinstatement; and

(f) is the Policy Value as of the last day of the grace period.

If the policy is within the no-lapse guarantee period, but the no-lapse guarantee is no longer in effect and it cannot be reinstated or the policy is beyond the No-Lapse Guarantee Period, the required repayment amount to reinstate the policy is an amount equal to;

(a) + (b) + (c) + (d) - (e) - (f)

where:

(a)	is the surrender charge which will be reinstated;

(b)	is an amount equal to the monthly deductions not taken during the grace period;

(c)	is an amount equal to the next 3 monthly deductions that will be taken after reinstatement;

(d)	is any Indebtedness on the policy at the end of the grace period;

(e)	is any Indebtedness repaid on the date of the reinstatement; and

(f)	is the Policy Value as of the last day of the grace period.

The Policy Value on the date of reinstatement will be equal to:

1.	the Policy Value as of the last day of the grace period; plus

2.	the required reinstatement premium; plus

3.	any premium in excess of the required reinstatement premium; minus

4.	the monthly deductions not collected during the 61 day grace period.

Surrender charges will return to what they would have been if the policy had not lapsed. Any Indebtedness on the policy at the end of the grace period will be reinstated unless it is repaid prior to the reinstatement.

The two-year suicide exclusion will start over from the effective date of reinstatement. The incontestability period will also start over from the effective date of reinstatement and we may contest the truth of statements or representations made in the reinstatement application.

ICC12 132376	Page 12	4/12

DEATH BENEFITS

Death Benefit Prior to or on Insured’s Attained Insurance Age 120 Anniversary

The death benefit upon death of the Insured prior to or on the Insured’s Attained Insurance Age 120 Anniversary will be the greater of:

1.	the amount based on the death benefit option in effect as of the date of the Insured’s death; or

2.	the Policy Value multiplied by the death benefit percentage found in the death benefit percentage table shown under Policy Data.

Death Benefit Options

The initial death benefit option is shown under Policy Data. While this policy is In Force, You may change the option as explained in the Policy Change section, or as limited by any attached riders or endorsements.

Option 1

The amount under this option will be the Specified Amount.

Option 2

The amount under this option will be the Specified Amount plus the Policy Value of this policy.

The initial Specified Amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section.

Death Benefit After the Insured’s Attained Insurance Age 120 Anniversary

The death benefit upon death of the Insured after the Insured’s Attained Insurance Age 120 Anniversary will be the greater of:

1.

the death benefit on the Insured’s Attained Insurance Age 120 Anniversary, minus any partial surrenders and partial surrender fees occurring after the Insured’s Attained Insurance Age 120 Anniversary; or

2.	the Policy Value on the date of death.

Proceeds Payable at Insured’s Death

The Proceeds payable upon death will be:

1.	the death benefit provided by this policy; minus

2.	the amount required to continue coverage to the date of death without the policy entering the grace period (if death occurs during the grace period); minus

3.	any Indebtedness as of the date of death.

Life Insurance Qualification Test

The life insurance qualification test is used to determine if a policy will qualify as life insurance under applicable tax laws. The life insurance qualification test and death benefit percentage table for this test is shown under Policy Data. The test may not be changed after the Policy Date.

Disclosure

Under current federal tax law in effect as of the Policy Date, keeping the policy In Force on or after the Insured’s Attained Insurance Age 100 Anniversary raises certain tax issues to which there are currently no clear answers. They include, but are not limited to, the following:

1.	the policy may no longer qualify as life insurance for federal income tax purposes; and

2.

if the Internal Revenue Service takes the position that the policy does not qualify for life insurance for federal income tax purposes on or after the Insured’s Attained Insurance Age 100 Anniversary, You could be taxed on any gain in the policy on or after the Insured’s Attained Insurance Age 100 Anniversary.

We strongly urge You to consult with Your own tax advisor about the income tax consequences on or after the Insured’s Attained Insurance Age 100 Anniversary. We accept no responsibility for any tax consequences incurred on or after the Insured’s Attained Insurance Age 100 Anniversary.

ICC12 132376	Page 13	4/12

POLICY CHANGE

Request to Change Benefits

While this policy is In Force, You may request to decrease or increase the Specified Amount. You may also request certain changes to the death benefit option. Such changes are subject to the rules below.

Rules for Changing the Specified Amount

You may change the Specified Amount once per year by Written Request. Decreases may only be made after the first policy year. The rules are as follows:

Decreases of the Specified Amount

1.	Any decrease will be effective on the Monthly Date on or next following Our receipt of Your Written Request. Any such decrease will be applied in the following order:

(a)	against the initial Specified Amount shown under Policy Data; then

(b)	against the increases successively following the initial Specified Amount.

2.	The Specified Amount that remains In Force after a requested decrease may not be less than the minimum Specified Amount allowed as shown under Policy Data.

3.	We reserve the right to decline to make any Specified Amount decrease that We determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

Increases of the Specified Amount

The following rules apply to any increase in Specified Amount other than that resulting solely from a change in death benefit option:

1.	You must apply for an increase by Written Request on a form satisfactory to Us prior to the Insured’s Attained Insurance Age 86 Anniversary.
2.	You must furnish satisfactory evidence of insurability of the Insured.

3.	Any increase will be subject to Our issue rules and limits at the time of increase.

4.	The minimum increase in the Specified Amount is $10,000.

5.	Any increase will be effective on the Monthly Date on or next following the date Your application is approved.

6.	An additional administrative charge will apply to the amount of any increase in the Specified Amount.

7.	A new schedule of surrender charges will apply to the amount of any increase in the Specified Amount.

Changes to the Death Benefit Option

Prior to the Insured’s Attained Insurance Age 120 Anniversary, You may change the death benefit option once per year by Written Request. The change in option will be effective on the Monthly Date on or next following the date We approve Your request.

If the death benefit option is 2, it may be changed to option 1. The new Specified Amount will be the option 2 death benefit as of the effective date of the change.

If the death benefit option is 1, it may be changed to option 2. The new Specified Amount will be the option 1 death benefit minus the Policy Value as of the effective date of the change.

The death benefit after a change may not be less than the minimum Specified Amount allowed as shown under Policy Data.

We reserve the right to decline to make any death benefit option change that We determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

ICC12 132376	Page 14	4/12

POLICY VALUES

Policy Value

On a given date the Policy Value equals the Fixed Account Value plus the Variable Account Value.

Fixed Account Value

On the Policy Date, the Fixed Account value equals:

1.	the portion of the initial Net Premiums allocated to the Fixed Account, plus any interest credited on such portion before the Policy Date; minus

2.	the portion of the monthly deduction taken from the Fixed Account for the first policy month.

On any subsequent date, the Fixed Account value will be calculated as:

(a) + (b) + (c) + (d) - (e) - (f) - (g)

where:

(a)	is the Fixed Account value on the preceding Monthly Date plus interest from the preceding Monthly Date to the date of calculation;

(b)	is the portion of Net Premiums allocated to the Fixed Account and received since the preceding Monthly Date, plus interest from the date such Net Premiums were received to the date of calculation;

(c)

the amount of any transfers from the Subaccounts to the Fixed Account, including transfers due to loans taken or interest charged on Indebtedness, since the preceding Monthly Date, plus interest from the effective dates of such transfers to the date of calculation;

(d)	is any applicable policy value credit allocated to the Fixed Account since the preceding Monthly Date, plus interest from the effective dates of such credits to the date of calculation;

(e)

is the amount of any transfers from the Fixed Account, including loan repayment transfers, to the Subaccounts since the preceding Monthly Date, plus interest from the effective dates of such transfers to the date of calculation;

(f)

is the amount of any partial surrender and partial surrender fees taken from the Fixed Account since the preceding Monthly Date, plus interest from the effective dates of such partial surrenders to the date of calculation; and

(g)	if the date of calculation is a Monthly Date, the portion of the monthly deduction taken from the Fixed Account.

The interest rate applied in the calculation of the Fixed Account Value is the Fixed Account guaranteed interest rate shown under Policy Data. Interest in excess of the Fixed Account guaranteed rate may be applied in the calculation of the Fixed Account Value. Any change in excess interest rates will be determined by Us based on Our expectations as to future investment earnings.

Interest in excess of the Fixed Account guaranteed interest rate shown under Policy Data will not be applied to the portion of the Policy Value which equals any Indebtedness due Us. Interest in excess of the Fixed Account guaranteed interest rate is nonforfeitable, except indirectly due to any applicable surrender charge.

Variable Account Value

The Variable Account Value is the sum of the values of the Subaccounts.

On the Policy Date, the value of each Subaccount equals:

1.	the portion of the initial Net Premiums allocated to the Subaccount, plus any fixed interest credited on such portion before the Policy Date; minus

2.	the portion of the monthly deduction taken from the Subaccount for the first policy month.

On any subsequent date, the value of each Subaccount is calculated as:

(a) + (b) + (c) + (d) - (e) - (f) - (g)

where:

(a)	is the value of the Subaccount on the preceding Valuation Date, multiplied by the net investment factor for the current Valuation Period;

(b)	is the portion of Net Premiums allocated to the Subaccount and received during the current Valuation Period;

(c)	is the amount of any transfers from other Subaccounts or the Fixed Account, including loan repayment transfers, to the Subaccount during the current Valuation Period;

(d)	is any applicable policy value credit allocated to the Subaccount during the current Valuation Period;

(e)

is the amount of any transfers from the Subaccount to other Subaccounts or the Fixed Account, including transfers due to loans taken or interest charged on Indebtedness, during the current Valuation Period;

ICC12 132376	Page 15	4/12

(f)	is the amount of any partial surrender and partial surrender fees taken from the Subaccount during the current Valuation Period; and

(g)	is the portion of any monthly deduction during the current Valuation Period allocated to the Subaccount for the policy month following the Monthly Date.

Monthly Deduction

A monthly deduction is made on each Monthly Date prior to the Insured’s Attained Insurance Age 120 Anniversary for the policy fee, administrative charge, cost of insurance, mortality and expense risk charge, and cost of any riders for the policy month following such Monthly Date.

The monthly deduction for a policy month will be calculated as:

(a) + (b) + (c) + (d) + (e)

where:

(a)	is the policy fee;

(b)	is the administrative charge;

(c)	is the cost of insurance for the policy month;

(d)	is the mortality and expense risk charge; and

(e)	is the cost of any policy riders for the policy month.

The monthly deduction will be taken from the Fixed Account and the Subaccounts according to the monthly deduction allocation percentages specified in Your application for this policy. You may choose any whole percentages for the Fixed Account and each Subaccount from 0% to 100%. By Written Request or other requests acceptable to Us You may change the percentages. Any change will be effective for monthly deductions taken thereafter.

The monthly deductions will be taken from the Fixed Account and the Subaccounts on a Pro-Rata Basis if:

1) the value in the Fixed Account or in any Subaccount is insufficient to pay the portion of the monthly deduction so allocated; or 2) You do not specify the monthly deduction allocation percentages for the Fixed Account and each Subaccount.

Policy Fee

There is a monthly policy fee deducted each month prior to the Insured’s Attained Insurance Age 120 Anniversary. We reserve the right to change the policy fee based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed policy fee shown under Policy Data.

Administrative Charge

There is a monthly administrative charge deducted each month prior to the Insured’s Attained Insurance Age 120 Anniversary. We reserve the right to change the administrative charge based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed administrative charge shown under Policy Data.

Cost of Insurance

The cost of insurance for the policy month is calculated as:

(a + d) x (b - c)

        1000

where:

(a)	is the monthly cost of insurance rate described below;

(b)	is the death benefit divided by the Guaranteed Interest Rate Factor shown under Policy Data;

(c)

is the Policy Value at the beginning of the policy month. At this point, the Policy Value has been reduced by the monthly deduction except for the part of the monthly deduction that pays for the cost of insurance; and

(d)	is the flat extra rate, shown under Policy Data.

If there have been increases in the Specified Amount, the Policy Value is allocated on a proportional basis to the initial Specified Amount and each subsequent increase.

See the Decreases of the Specified Amount provision of the POLICY CHANGE section for how decreases impact the initial Specified Amount and each subsequent increase.

ICC12 132376	Page 16	4/12

Cost of Insurance Rate

The cost of insurance rate used in the cost of insurance calculation is based on the sex, Insurance Age, years since issue, and risk classification of the Insured.

The cost of insurance rate used in the cost of insurance calculation for any increase in Specified Amount is based on the sex, Attained Insurance Age at the time of increase, years since increase, and risk classification of the Insured at the time of increase.

We may change cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk classification as the Insured. Cost of insurance rates will be determined by Us based on Our expectations of mortality, reinsurance costs, future investment earnings, persistency, expenses, and/or federal and state tax assumptions.

The cost of insurance rates will not exceed the guaranteed Maximum Monthly Cost of Insurance Rates shown under Policy Data and are based on the CSO Mortality Tables shown under Policy Data.

Mortality and Expense Risk Charge

The mortality and expense risk charge compensates us for assuming the mortality and expense risks under the policy. It is equal to

(a) x (b) where:

     12

(a)	is the Variable Account Value; and

(b)	is the guaranteed mortality and expense risk rate shown under Policy Data.

At this point, the Variable Account Value has not been reduced by any part of the monthly deduction.

We reserve the right to change the mortality and expense risk rate based on Our expectations of mortality, reinsurance costs, future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed mortality and expense risk rate shown under Policy Data.

Basis Used for Policy Values

We provide Cash Surrender Values that are at least equal to those required using Actuarial Guideline XXIV of the NAIC Variable Life Insurance Regulation, model number 270. We have filed with the IIPRC a detailed statement of the basis of the charges for this policy and of Our method of computing the charges, values, and benefits of this policy.

Policy Value Credit

We may periodically apply a policy value credit to Your Policy Value. The requirements that must be met to receive any policy value credit are shown under Policy Data.

The amount of the policy value credit is determined by multiplying the policy value credit percentage times the Policy Value minus any Indebtedness at the time the calculation is made.

We reserve the right to calculate and apply any policy value credit annually, quarterly or monthly.

Any policy value credit will be allocated according to Your premium allocation percentages in effect. Any policy value credit is nonforfeitable, except indirectly due to any applicable surrender charge.

We reserve the right to change the policy value credit percentage based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never be less than zero.

Receiving Information about the Values of this Policy

At least once a year, without charge, We will send to Your last known address a report that shows:

1.	the Policy Value at the end of the previous and current report periods;

2.	the current death benefit;

3.	the premiums paid;

4.	all charges since the last report;

5.	Indebtedness on this policy;

6.	the current Cash Surrender Value;

7.	a notice if the policy’s Cash Surrender Value will not maintain the insurance In Force for the next year unless further premium payments are made; and

8.	any other information required by the IIPRC.

At any time and without charge, We will provide a projection of future death benefits and Policy Values upon Written Request by You.

ICC12 132376	Page 17	4/12

POLICY SURRENDER

Policy Surrender

You may surrender this policy for its Cash Surrender Value at any time by Written Request, or other requests acceptable to Us. Upon surrender for the full Cash Surrender Value, this policy will Terminate. The Cash Surrender Value of this policy is:

1.	the Policy Value at the time of surrender; minus

2.	any Indebtedness on this policy; minus

3.	any applicable surrender charges shown under Policy Data.

Partial Surrender

Subject to the rules below, You may partially surrender this policy at any time before the Insured’s death by Written Request, or other requests acceptable to Us for an amount less than the Cash Surrender Value. A partial surrender fee will be applied as shown under Policy Data.

If death benefit option 1 is in effect, both the Specified Amount and the Policy Value will be reduced by the amount of the partial surrender and partial surrender fee. If death benefit option 2 is in effect, the Policy Value will be reduced by the amount of the partial surrender and partial surrender fee.

Various provisions of this policy may be affected by partial surrenders, including the minimum initial premium guarantee and the no-lapse guarantee as described in the Premiums section.

Rules for a Partial Surrender

The following rules shall apply to any partial surrender:

1.	partial surrenders may not be made in the first policy year;

2.	the minimum amount that may be surrendered is $500;

3.	the partial surrender amount cannot exceed 90% of the full cash surrender value;

4.	partial surrenders may not be made if the death benefit that remains In Force is less than the minimum Specified Amount allowed as shown under Policy Data.

We reserve the right to decline a request for a partial surrender that We determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

If you do not specify the percentages for allocation of the partial surrender from the Fixed Account and each Subaccount, the surrender will be made from the Fixed Account and the Subaccounts on a Pro-Rata Basis.

Payment of a Surrender

We will normally pay the portion of any surrendered amount from the Subaccounts within 7 days after We receive Your Written Request. We reserve the right, however, to suspend or delay the date of any surrender payment from the Subaccounts for any period:

1.	when the New York Stock Exchange is closed; or

2.	when trading on the New York Stock Exchange is restricted; or

3.	when an emergency exists, and as a result:

(a)	disposal of securities held in the Subaccounts is impractical; or

(b)	it is impractical to fairly determine the value of the assets of the Subaccounts; or

4.	during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

For any surrender request from the Fixed Account, We reserve the right to postpone the payment for up to 6 months. If We postpone payment more than 30 days, We will also pay You interest. The interest paid will be at the guaranteed interest rate shown under Policy Data, based on the amount surrendered for the period We postpone the payment.

ICC12 132376	Page 18	4/12

POLICY LOANS

Borrowing Money on this Policy

By Written Request or other requests acceptable to Us, You may obtain a loan from Us at any time before the Insured’s death whenever this policy has a Cash Surrender Value. This policy is the only security required for Your loan. A loan must be for at least $500. We will pay interest on the Policy Value loaned at the guaranteed interest rate shown under Policy Data.

Various provisions of this policy may be affected by loans, including the minimum initial premium guarantee and the no-lapse guarantee as described in the Premiums section.

If You do not specify the percentages for allocation of the loan from the Fixed Account and each Subaccount, the loan will be made from the Fixed Account and the Subaccounts on a Pro-Rata Basis.

The amount of any loan and loan interest from the Subaccounts will be transferred from the Subaccounts to the Fixed Account.

Maximum Loan Value of this Policy

You can borrow an amount up to 90% of the available loan value. The maximum loan value is the Policy Value minus surrender charges, minus any existing Indebtedness. We calculate the Policy Value as of the date of the loan. In determining the maximum loan value, We reserve the right to subtract monthly deductions and loan interest for three months.

Interest Rate for a Policy Loan

Loan interest is charged daily and payable at the end of the policy year. If interest is not paid when it is due, it will be added to Your Indebtedness and charged the same interest rate as Your loan. The additional loan interest will be taken from the Fixed Account and Subaccounts on a Pro-Rata Basis.

We reserve the right to change the loan interest rate based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed loan interest rate shown under Policy Data.

Loan Repayment

Your loan can be repaid in full or in part at any time before the Insured’s death and while this policy is In Force. A loan that exists at the end of the grace period may not be repaid unless this policy is reinstated.

Repayments should be clearly marked as “loan repayments”; otherwise, they will be credited to this policy as premiums. Loan repayments must be in amounts of at least $25.

Loan repayments will be allocated according to Your premium allocation percentages in effect.

Failure to Repay a Loan

Failure to repay a loan or to pay loan interest will not Terminate this policy unless the Cash Surrender Value is insufficient to cover the monthly deduction as provided in the Grace Period provision. This would happen if Indebtedness exceeded the Policy Value minus surrender charges.

Payment of a Loan

We will normally pay the portion of any loan amount from the Subaccounts within 7 days after We receive Your Written Request. We reserve the right, however, to suspend or delay the date of any loan from the Subaccounts for any period:

1.	when the New York Stock Exchange is closed; or

2.	when trading on the New York Stock Exchange is restricted; or

3.	when an emergency exists, and as a result:

(a)	disposal of securities held in the Subaccounts is impractical; or

(b)	it is impractical to fairly determine the value of the assets of the Subaccounts; or

4.	during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

For any loan from the Fixed Account, We reserve the right to postpone the payment for up to 6 months unless the loan is used to pay premiums on any policies You have with Us.

ICC12 132376	Page 19	4/12

SUBACCOUNTS

Investments of the Subaccounts

Net Premiums and transfers will be allocated as You specify. Each Subaccount will buy the investment shown under Policy Data or as later added or changed.

Subaccount Value

The Subaccount value is determined by multiplying the number of Accumulation Units credited to the Subaccount by the appropriate accumulation unit value.

Subaccount Accumulation Units

The number of Accumulation Units for each of the Subaccounts is found by dividing: (1) the amount allocated to the Subaccount; by (2) the Subaccount’s accumulation unit value for the Valuation Period in which We received the premium payment, transfer request, or partial surrender request.

Subaccount Accumulation Unit Value

The value of an Accumulation Unit for each of the Subaccounts was arbitrarily set at $1 when the first investments were bought. The value for any later Valuation Period is found as follows: The accumulation unit value for a Subaccount for the last prior Valuation Period is multiplied by such Subaccount’s net investment factor for the following Valuation Period. The result is the accumulation unit value. The value of an Accumulation Unit may increase or decrease from one Valuation Period to the next.

Determination of Net Investment Factor

The net investment factor is an index applied to measure the investment performance of a Subaccount from one Valuation Period to the next. The net investment factor value of an Accumulation Unit may increase or decrease from one Valuation Period to the next.

To find the net investment factor of any such Subaccount for a Valuation Period, we divide (1) by (2), where:

(1)	is the net result of:

a.	the net asset value per share of the portfolio or fund held in the Subaccount determined at the end of the current Valuation Period; plus

b.	the per-share amount of any dividend or capital gain distributions made by the investment held in the Subaccount, if the “ex-dividend” date occurs during the current Valuation Period; plus or minus

c.	a per-share charge or credit for any taxes reserved for the current Valuation Period that We determine to have resulted from the investment operations of the Subaccount; and

(2)	is the net result of:

a.	the net asset value per share of the portfolio or fund held in the Subaccount, determined at the end of the last prior Valuation Period; plus or minus

b.	the per-share charge or credit for any taxes reserved for the last prior Valuation Period.

Change of Investments of the Subaccounts

The investments of the Subaccounts would be changed only if laws or regulations change, the investment became unavailable, or in Our judgment, the investments were no longer suitable for the Subaccounts. If any of these situations occurred, We would have the right to substitute investments other than those shown under Policy Data. When required, We would first seek the approval of the Securities and Exchange Commission and the insurance regulator of the state where this policy is delivered.

ICC12 132376	Page 20	4/12

Transfers Among the Subaccounts and the Fixed Account

By Written Request or other request acceptable to Us, You may transfer all or part of the value of a Subaccount to one or more of the other Subaccounts or to the Fixed Account.

The amount transferred, however, must be at least: (1) $250; or (2) the total value of the Subaccount, if less. We reserve the right to limit such transfers to five per policy year. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission.

You may also transfer from the Fixed Account to the Subaccounts once a year, but only on the Policy Anniversary or within 30 days after such Policy Anniversary. If You make this transfer, You cannot transfer from the Subaccounts back into the Fixed Account until the next Policy Anniversary. If We receive Your Written Request within 30 days before the Policy Anniversary date, the transfer from the Fixed Account to the Subaccounts will be effective on the Policy Anniversary date. If We receive Your Written Request within 30 days after the Policy Anniversary date, the transfer from the Fixed Account to the Subaccounts will be effective on the date We receive the request. The minimum transfer amount is $250 or the Fixed Account value minus Indebtedness, if less. The maximum transfer amount is the Fixed Account Value, minus Indebtedness. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission.

Automated transfers are also allowed. By an automated transfers arrangement, You may transfer: (1) all or part of the value of a Subaccount to one or more of the other Subaccounts or to the Fixed Account; or (2) all or part of the Fixed Account Value, minus Indebtedness, to one or more of the Subaccounts. Only one automated transfer arrangement can be in effect at any time. Policy values may be transferred to one or more of the Subaccounts or to the Fixed Account, but can only be transferred from only one account. The minimum transfer amount is $50. Twelve automated transfers from the Fixed Account may not exceed an amount that, if continued, would deplete the Fixed Account Value, minus Indebtedness, within twelve months.

Subaccount Transfer at the Insured’s Attained Insurance Age 120 Anniversary

On the Insured’s Attained Insurance Age 120 Anniversary any policy value in the Subaccounts will be transferred to the Fixed Account. Transfers from the Fixed Account to the Subaccounts are not permitted after the Insured’s Attained Insurance Age 120 Anniversary.

ICC12 132376	Page 21	4/12

PAYMENT OF POLICY PROCEEDS

Payment of Proceeds upon Death of the Insured

Upon death of the Insured, the Proceeds will be paid in a single sum unless a payment option has been selected. The date on which the Proceeds are paid in a lump sum or first placed under a payment option is the settlement date. The Proceeds will be paid upon Our receipt of the following:

1.	due proof of death; and

2.	information sufficient to determine Our liability and the appropriate payee legally entitled to the Proceeds; and

3.	if Proceeds depend on the action of parties other than Us, the date that legal impediments to payment are resolved and sufficient evidence is provided to Us.

Proceeds shall accrue interest at the Option A Interest Rate per year, shown under Policy Data in the Payment of Policy Proceeds Option Tables, from the date of death to the settlement date. If Proceeds are not paid within 30 days from the latest of items

1, 2, or 3 listed above, additional interest at a rate of 10% per year will be payable after 30 days.

Payment Options Other than a Single Sum

During the Insured’s lifetime, You may request in writing that We pay the Proceeds upon death of the Insured or upon surrender of the policy under one or more of the payment options shown below or You may change a prior election. You may elect other payment options not shown if We agree.

However, unless We agree otherwise, a payment option may be selected only if the payments are to be made to a natural person in that person’s own right. Also, the amount of Proceeds placed under a payment option must be at least $5,000.

Option A - Interest Payments

This option provides for payment of interest on the Proceeds placed under this option at the Option A Interest Rate, shown under Policy Data in the Payment of Policy Proceeds Option Tables, per year compounded annually. We will make regular interest payments at intervals and for a period that is agreeable to both You and Us. At the end of any payment interval, a withdrawal of Proceeds may be made in amounts of at least $100. At any time, all of the Proceeds that remain may be withdrawn or placed under a different payment option approved by Us.

Option B - Payments for a Specified Period

This option provides for monthly payments for a specified number of years. The amount of each monthly payment for each $1,000 placed under this option is shown in the Option B Table under Policy Data in the Payment of Policy Proceeds Option Tables. The monthly payments will not be less than that which would be provided if a single payment immediate annuity contract then offered by Us to annuitants in the same class were to be purchased for amounts of either:

1.	upon surrender of the policy, the Cash Surrender Value; or

2.	upon death of the Insured, the death benefit minus any Indebtedness, as of the date of the Insured’s death.

Monthly payments for years not shown will be furnished upon request.

Option C - Lifetime Income

This option provides for monthly payments for the life of the person (the payee) who is to receive the income. Payments will be guaranteed for either 5, 10, or 15 years. The amount of each monthly payment for each $1,000 placed under this option will be based on Our Table of Settlement rates in effect at the time of the first payment. The amounts will not be less than those in the Option C Table, shown under Policy Data in the Payment of Policy Proceeds Option Tables, for the sex and age of the payee on the due date of the first payment. The monthly payments will not be less than that which would be provided if a single payment immediate annuity contract then offered by Us to annuitants in the same class were to be purchased for amounts of either:

1.	upon surrender of the policy, the Cash Surrender Value; or

2.	upon death of the Insured, the death benefit minus any Indebtedness, as of the date of the Insured’s death.

Monthly income amounts for any age not shown in the Option C Table will be furnished upon request.

Beneficiary Request of Payment Option

After the Insured’s death but before any Proceeds are paid, the beneficiary may select a payment option by Written Request on a form satisfactory to Us.

However, You may provide that the beneficiary will not be permitted to change the payment option You have selected.

ICC12 132376	Page 22	4/12

RiverSource Life Insurance Company

70100 Ameriprise Financial Center

Minneapolis MN 55474

1.800.862.7919

Indexed Account Endorsement

This endorsement is made a part of the policy to which it is attached. It changes certain terms of the policy and allows You to allocate Your net premiums or transfer amounts of the policy to one or more Indexed Accounts that earn interest based on the change in the value of a designated index(es). While the interest earned in an Indexed Account is affected by an external index(es), the policy does not directly invest in any index.

The Fixed Account, Policy Value, Pro-Rata Basis and Subaccounts definitions in the DEFINITIONS section of Your policy are hereby deleted in their entireties and replaced with the following:

Fixed Account

The portion of the Policy Value that earns interest at a fixed rate not less than the guaranteed interest rate as shown under Policy Data.

Policy Value

The Fixed Account Value plus the Variable Account Value plus the values of the Indexed Account(s).

Pro-Rata Basis

Method for allocating amounts to the Fixed Account and to each of the Subaccounts. It is proportional to the value (minus any Indebtedness in the Fixed Account) that each bears to the total Policy Value minus Indebtedness and the values of the Indexed Accounts.

Subaccounts

Each Subaccount is a separate investment division of the Variable Account and invests in a particular portfolio or fund.

The following definition is hereby added to the DEFINITIONS section of Your policy:

Indexed Account

The portion of the Policy Value that earns interest based on a change in the value of designated index(es). An Indexed Account includes a corresponding interim account and multiple segments. The interim account temporarily holds, subject to the provisions of this policy, Net Premiums, loan repayments and other amounts You request to be allocated or transferred to its corresponding Indexed Account. The interim account earns interest at a fixed rate not less than the Fixed Account guaranteed interest rate shown under Policy Data. Subject to the provisions of this policy, We will transfer the value of the interim account to a new segment on the sweep date. A segment earns interest based on the change in the value of an index(es). The available Indexed Accounts are shown in the Indexed Account Information section under Policy Data.

The first paragraph of the Entire Contract provision in the THE INSURANCE CONTRACT section of Your policy is hereby deleted in its entirety and replaced with the following:

Entire Contract The entire contract between You and Us is as stated in this policy, Your attached application, and any attached supplemental	applications, amendments, endorsements and riders.

ICC16 112476	Page 1	8/16

The Premium Processing provision in the PREMIUMS section of Your policy is hereby deleted in its entirety and replaced with the following:

Premium Processing

The Net Premium is allocated to the Fixed Account, the Indexed Accounts and the Subaccounts according to Your premium allocation percentages in effect. You may choose any whole percentage for the Fixed Account, each Indexed Account, and each Subaccount from 0% to 100%. The sum of Your premium allocation percentages must equal 100%. You may change the premium allocation percentages at any time by Written Request or other requests acceptable to Us.

Net Premiums received before the Policy Date will initially be allocated to the Fixed Account. On the Policy Date, the Policy Value will be transferred to the Indexed Accounts, Subaccounts or remain in the Fixed Account in accordance with Your premium allocation percentages. For any premium received on or after the Policy Date, the Net Premium will be allocated in accordance with Your premium allocation percentages in effect.

Premiums allocated to an Indexed Account are first placed in the interim account that corresponds to the Indexed Account selected. Subject to the provisions of this policy, We will transfer the interim account value to a new segment of the Indexed Account on the next sweep date. See the Indexed Accounts section for details.

Once payment of benefits begin for any rider paying benefits due to chronic or terminal illness, the premium allocation percentages will be set to allocate all amounts to the Fixed Account. The premium allocation percentages cannot be changed while on claim. Upon expiry of the claim, You may change the premium allocation percentages by Written Request or other requests acceptable to Us.

On the Insured’s Attained Insurance Age 119 Anniversary, the premium allocation percentages will be set to allocate all premium and loan repayments to the Fixed Account, and may not be changed.

The Reinstatement provision in the PREMIUMS section of Your policy is hereby amended to include the following paragraph at the end of the provision:

Reinstatement The Net Premium paid upon reinstatement will be allocated to the Fixed Account, the Indexed Accounts and the Subaccounts	according to Your premium allocation percentages in effect.

The Fixed Account Value and Variable Account Value provisions in the POLICY VALUES section of Your policy are hereby deleted in their entireties and replaced with the following:

Fixed Account Value

On the Policy Date, the Fixed Account value equals:

1.  the portion of the initial Net Premiums allocated to the Fixed Account, plus any interest credited on such portion before the Policy Date; minus

2.  the portion of the monthly deduction taken from the Fixed Account for the first policy month.

On any subsequent date, the Fixed Account value will be calculated as:

(a) + (b) + (c) + (d) + (e) + (f) + (g) - (h) - (i) - (j)

where:

(a)   is the Fixed Account value as of the prior day;

(b)   is interest earned on (a) above since the prior day;

(c)   is the portion of Net Premiums allocated to the Fixed Account and received since the prior day;

ICC16 112476	Page 2	8/16

(d)   the amount of any transfers from the Subaccounts to the Fixed Account, including transfers due to loans taken or interest charged on Indebtedness, since the prior day;

(e)   is the amount of any transfers from the Indexed Accounts to the Fixed Account due to loans taken or interest charged on Indebtedness since the prior day;

(f)   is the portion of segment maturity values of any Indexed Account reallocated to the Fixed Account since the prior day;

(g)   is any applicable policy value credit allocated to the Fixed Account since the prior day;

(h)   is the amount of any transfers from the Fixed Account, including loan repayment transfers, to any Subaccounts or Indexed Accounts since the prior day;

(i) is the amount of any partial surrender and partial surrender fees taken from the Fixed Account since the prior day; and

(j) if the date of calculation is a Monthly Date, the portion of the monthly deduction taken from the Fixed Account.

Variable Account Value

The Variable Account Value is the sum of the values of the Subaccounts.

On the Policy Date, the value of each Subaccount equals:

1.  the portion of the initial Net Premiums allocated to the Subaccount, plus any fixed interest credited on such portion before the Policy Date; minus

2.  the portion of the monthly deduction taken from the Subaccount for the first policy month.

On any subsequent date, the value of each Subaccount is calculated as:

(a) + (b) + (c) + (d) + (e) - (f) - (g) - (h)

where:

(a)   is the value of the Subaccount on the preceding Valuation Date, multiplied by the net investment factor for the current Valuation Period;

(b)   is the portion of Net Premiums allocated to the Subaccount and received during the current Valuation Period;

(c)   is the amount of any transfers from other Subaccounts or the Fixed Account, including loan repayment transfers, to the Subaccount during the current Valuation Period;

(d)   is the portion of segment maturity values of any Indexed Account reallocated to the Subaccounts during the current Valuation Period;

(e)   is any applicable policy value credit allocated to the Subaccount during the current Valuation Period;

(f)   is the amount of any transfers from the Subaccount to other Subaccounts, any Indexed Account, or the Fixed Account, including transfers due to loans taken or interest charged on Indebtedness, during the current Valuation Period;

(g)   is the amount of any partial surrender and partial surrender fees taken from the Subaccount during the current Valuation Period; and

(h)   is the portion of any monthly deduction during the current Valuation Period allocated to the Subaccount for the policy month following the Monthly Date.

The following provisions are hereby added to the POLICY VALUES section of Your policy:

Indexed Account Value

On the Policy Date, the value of an Indexed Account equals:

1.  the portion of the initial Net Premiums allocated to the Indexed Account, plus any fixed interest credited on such portion before the Policy Date; minus

2.  the portion of the monthly deduction taken from the Indexed Account for the first policy month.

These amounts will be applied and remain in the interim account until the next sweep date, subject to the provisions of this policy.

On any subsequent date, the value of an Indexed Account equals the value of the interim account plus the sum of the segment values.

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Interim Account Value

On the start date of a new segment of an Indexed Account, the value of the corresponding interim account equals zero.

On any subsequent date, the value of the interim account will be calculated as:

(a) + (b) + (c) + (d) + (e) - (f) - (g) - (h)

where:

(a)	is the interim account value as of the prior day;

(b)	is interest earned on (a) above since the prior day;

(c)	is the portion of Net Premiums allocated to the corresponding Indexed Account and received since the prior day;

(d)	is the portion of segment maturity values of any Indexed Account reallocated to the Indexed Account since the prior day;

(e)	is the amount of any transfers from the Fixed Account and Subaccounts to the Indexed Account, including loan repayment transfers, since the prior day;

(f)	is the amount of any transfers from the interim account to the Fixed Account due to loans taken or interest charged on Indebtedness since the prior day;

(g)	is the amount of any partial surrender and partial surrender fees taken from the interim account since the prior day; and

(h)	if the date is a Monthly Date, the portion of the monthly deduction taken from the interim account.

Segment Value

The value of a segment on the segment start date equals the amount transferred to the segment from the interim account on the sweep date, plus any amounts reallocated to the Indexed Account from any segment maturing on the same date.

On any subsequent date, the segment value will be calculated as:

(a) + (b) + (c) - (d) - (e) - (f)

where:

(a)	is the segment value as of the prior day:
(b)	is the amount of any segment guaranteed interest earned on (a) above since the prior day;

(c)	is any indexed interest credited since the prior day;

(d)	is the amount of any transfers from the segment to the Fixed Account due to loans taken or interest charged on Indebtedness since the prior day;

(e)	is the amount of any partial surrender and partial surrender fees taken from the segment since the prior day; and

(f)	if the date is a Monthly Date, is the amount of any monthly deduction taken from the segment.

Segment Guaranteed Interest

We will credit interest according to the segment guaranteed interest crediting frequency shown in the Indexed Account Information section under Policy Data to each segment from the segment start date to segment maturity. The interest is credited at an annual rate equal to the segment guaranteed annual interest rate shown in the Indexed Account Information section under Policy Data. The amount of such interest is called the segment guaranteed interest. Segment guaranteed interest is nonforfeitable, except indirectly due to any applicable surrender charges.

Indexed Interest

Indexed interest, as described in the Indexed Account Information section under Policy Data will be credited to a segment at the end of each indexed interest period. An indexed interest period starts at the later of:

1.	the segment start date; or

2.	the end of the previous indexed interest period.

The end of an indexed interest period will be the same day of the month as the start of the indexed interest period.

Indexed interest will be credited at the end of an indexed interest period only if this policy has been continuously In Force during this period. No indexed interest will be credited as a result of policy Termination occurring prior to the end of the indexed interest period.

Indexed interest credited is nonforfeitable, except indirectly due to any applicable surrender charges.

ICC12 132376	Page 4	8/16

The Monthly Deduction provision in the POLICY VALUES section of Your policy is hereby deleted in its entirety and replaced with the following:

Monthly Deduction

A monthly deduction is made on each Monthly Date prior to the Insured’s Attained Insurance Age 120 Anniversary for the policy fee, administrative charge, cost of insurance, mortality and expense risk charge, indexed account charge, and cost of any riders for the policy month following such Monthly Date.

The monthly deduction for a policy month will be calculated as:

(a) + (b) + (c) + (d) + (e) + (f)

where:

(a)	is the policy fee;

(b)	is the administrative charge;

(c)	is the cost of insurance for the policy month;

(d)	is the mortality and expense risk charge;

(e)	is the indexed account charge; and

(f)	is the cost of any policy riders for the policy month.

The monthly deduction will be taken from the Fixed Account, minus any Indebtedness, and Subaccounts until exhausted. The monthly deduction will be taken from the Fixed Account and the Subaccounts according to the monthly deduction allocation percentages in effect for this policy. You may choose any whole percentages for the Fixed Account and each Subaccount from 0% to 100%. By Written Request or other requests acceptable to Us, You may change the percentages. Any change will be effective for monthly deductions taken thereafter.

If You do not specify the monthly deduction allocation percentages for the Fixed Account and each Subaccount, or if the value in the Fixed Account or in any Subaccount is insufficient to pay the portion of the monthly deduction so allocated; the monthly deduction will be taken from the Fixed Account and the Subaccounts on a Pro-Rata Basis.

When the Fixed Account, minus any Indebtedness, and the Subaccounts are exhausted, the monthly deduction will be taken from the Indexed Accounts. Refer to the Order of Deductions from the Indexed Accounts provision of this endorsement for additional information on the order that the monthly deduction will be deducted from the interim accounts and segments of the Indexed Accounts.

The following provisions are hereby added to the POLICY VALUES section of Your policy:

Indexed Account Charge

There is an indexed account charge deducted each month prior to the Insured’s Attained Age 120 Anniversary. The monthly indexed account charge is the sum of the charge for each Indexed Account which equals the guaranteed indexed account charge for that Indexed Account, as shown under Policy Data, multiplied by the sum of the segment values of the corresponding Indexed Account as of that Monthly Date.

We reserve the right to change the indexed account charge based on Our expectations of future investment earnings, persistency, expenses, and/or federal and state tax assumptions. However, it will never exceed the guaranteed indexed account charge shown under Policy Data.

Order of Deductions from the Indexed Accounts

Any deductions from the Policy Value will be taken from the Fixed Account, minus any Indebtedness, and Subaccounts until exhausted.

When the Fixed Account, minus any Indebtedness, and the Subaccounts are exhausted, the deductions will be taken from the following:

1.	the interim accounts, proportionally based on the interim account values until exhausted;

2.

the segments of the Indexed Accounts starting with the most recently opened segment(s), then from the next most recently opened segments, and will continue in this manner until the amount required to satisfy the deduction has been met.

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For multiple Indexed Account segments with the same start date, the deduction will be taken proportionally out of those segments based on the values in those segments.

Such deductions include monthly deductions, partial surrenders, partial surrender fees, loans, any interest charged on Indebtedness and any other adjustments to the Policy Value as a result of exercising a policy provision or rider.

Interest Rate Used to Determine the Fixed Account and Interim Account Values

The interest rate applied in the calculation of value of the Fixed Account and interim accounts is the guaranteed interest rate shown under Policy Data. Interest in excess of the guaranteed rate may be applied in the calculation of these values. Excess interest rates used for the Fixed Account and interim accounts may be different. Any change in excess interest rates will be determined by Us based on Our expectations as to future investment earnings.

Interest in excess of the guaranteed interest rate shown under Policy Data will not be applied to the portion of the Policy Value which equals any Indebtedness due Us. Interest in excess of the guaranteed interest rate is nonforfeitable, except indirectly due to any applicable surrender charge.

The Rules for a Partial Surrender provision in the POLICY SURRENDER section of Your policy is hereby deleted in its entirety and replaced with the following:

Rules for a Partial Surrender

The following rules shall apply to any partial surrender:

1.	partial surrenders may not be made in the first policy year;

2.	the minimum amount that may be surrendered is $500;

3.	the partial surrender amount cannot exceed 90% of the full cash surrender value;

4.	partial surrenders may not be made if the death benefit that remains In Force is less than the minimum Specified Amount allowed as shown under Policy Data.

We reserve the right to decline a request for a partial surrender that We determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

You can specify the percentages for the allocation of the partial surrender from the Fixed Account and each Subaccount. If You do not specify the percentages for allocation of the partial surrender from the Fixed Account and each Subaccount, the surrender will be made from the Fixed Account and the Subaccounts on a Pro-Rata Basis. When the Fixed Account, minus any Indebtedness, and Subaccounts are exhausted, the partial surrender will be made from the Indexed Accounts. Refer to the Order of Deductions from the Indexed Accounts provision of this endorsement for additional information on the order that any partial surrender will be made from the interim accounts and segments of the Indexed Accounts.

ICC16 112476	Page 6	8/16

The last paragraph of the Payment of Surrender in the POLICY SURRENDER section of Your policy is hereby deleted in its entirety and replaced with the following:

For any surrender request from the Fixed Account or Indexed Accounts, We reserve the right to postpone the payment for up to 6 months. If We postpone payment more than 30 days, We will also pay You interest.

The interest paid will be at the guaranteed interest rate shown under Policy Data, based on the amount surrendered for the period We postpone the payment.

The Borrowing Money on this Policy provision in the POLICY LOANS section of Your policy is hereby deleted in its entirety and replaced with the following:

Borrowing Money on this Policy

By Written Request or other requests acceptable to Us, You may obtain a loan from Us at any time before the Insured’s death whenever this policy has a Cash Surrender Value. This policy is the only security required for Your loan. A loan must be for at least $500. We will pay interest on the Policy Value loaned at the guaranteed interest rate shown under Policy Data.

Various provisions of this policy may be affected by loans, including the minimum initial premium guarantee and the no-lapse guarantee as described in the Premiums section.

If you do not specify the percentages for allocation of the loan from the Fixed Account and each Subaccount, the loan will be taken from the Fixed Account and the Subaccounts on a Pro-Rata Basis.

When the Fixed Account, minus any Indebtedness, and Subaccounts are exhausted, the loan will be taken from the Indexed Accounts. Refer to the Order of Deductions from the Indexed Accounts provision of this endorsement for additional information on the order that any loans will be taken from the interim accounts and segments of the Indexed Accounts.

The amount of any loan and loan interest taken from the Subaccounts or Indexed Accounts will be transferred from the Subaccounts or Indexed Accounts to the Fixed Account.

The Interest Rate for a Policy Loan provision in the POLICY LOANS section of Your policy is hereby deleted in its entirety and replaced with the following:

Interest Rate for a Policy Loan

Loan interest is charged daily and payable at the end of the policy year. If interest is not paid when it is due, it will be added to Your Indebtedness and charged the same interest rate as Your loan.

The additional loan interest will be taken from the Fixed Account and Subaccounts on a Pro-Rata Basis. When the Fixed Account, minus any Indebtedness, and Subaccounts are exhausted, the additional loan interest will be taken from the Indexed Accounts. Refer to the Order of Deductions from the

Indexed Accounts provision of this endorsement for additional information on the order that any loan interest will be taken from the interim accounts and segments of the Indexed Accounts.

We reserve the right to change the loan interest rate based on Our expectations of future investment earnings, persistency, expenses, and/or federal or state tax assumptions. However, it will never exceed the guaranteed loan interest rate shown under Policy Data.

ICC16 112476	Page 7	8/16

The Investments of the Subaccounts provision in the SUBACCOUNTS section of Your policy is hereby deleted in its entirety and replaced with the following:

Investments of the Subaccounts

Net Premiums and transfers will be allocated as You specify. Each Subaccount will buy the investment according to the premium allocation percentages in effect for this policy.

The provisions titled Transfers Among the Subaccounts and the Fixed Account and the Subaccount Transfer at the Insured’s Attained Insurance Age 120 Anniversary in the SUBACCOUNTS section of Your policy are hereby deleted in their entireties.

ICC16 112476	Page 8	8/16

The following new section is hereby added to Your policy immediately following the SUBACCOUNTS section of Your Policy.

INDEXED ACCOUNTS

Indexed Account Overview

You may allocate all or a portion of Your Policy Value to one or more Indexed Accounts, for which interest will be credited based on the change in the final value of the designated index(es). The Indexed Accounts available on the Policy Date, as well as how indexed interest is calculated, are shown in the Indexed Account Information section under Policy Data. We may add or discontinue Indexed Accounts.

Discontinuance of Indexed Accounts by Us

We reserve the right to stop offering one or more Indexed Accounts. At that time the following will occur:

1.	the premium allocation percentage in effect for any discontinued Indexed Account will be changed to allocate that percentage to the Fixed Account;

2.	any Indexed Account with a segment reallocation percentage allocated to the discontinued Indexed Account will be changed to allocate that percentage to the Fixed Account; and

3.	no transfers will be allowed to discontinued Indexed Accounts.

The decision to discontinue an Indexed Account will be determined by Us based on Our expectations of persistency, utilization, expenses, and/or federal and state tax assumptions.

We may also discontinue an Indexed Account if We determine in Our sole discretion that the Indexed Account may be subject to registration under the Securities Act of 1933. At that time, no premiums or transfers will be allowed to the Indexed Account and segment maturity values will be reallocated to the Fixed Account.

Substitution of an Index

We may substitute a comparable index subject to approval by the IIPRC if:

1.	an index is discontinued;

2.	the calculation of the index is changed substantially; or

3.	at Our sole discretion We determine that an index should no longer be used.

If an index is discontinued or substantially changed, We may mature segments early. We will calculate the indexed interest by multiplying the average segment value as of that date by the indexed interest rate. The calculation of the indexed interest rate will be adjusted as follows:

1.	it will use an adjusted index change rate that reflects the most recently available final value of the index before it was discontinued or substantially changed;

2.	it will use an adjusted segment growth cap and segment floor. The adjusted amounts will be equal to:

(a) x (b)/(c)

where:

a.	is the value of the segment growth cap or segment floor set at the beginning of the segment term;

b.	is the number of full months since the end of the last indexed interest period; and

c.	is the number of months in the indexed interest period.

If we mature a segment early, We will notify You as soon as reasonably practicable.

If We substitute a comparable index at Our discretion, the new index will only apply to new segments.

However, before a substitute index is used, We will notify You and any assignee of record of the substitution.

If no such comparable index is approved or it would not be prudent to substitute such an index, We reserve the right to stop offering the Indexed Account, in which case the value of the discontinued Indexed Account will be transferred to the Fixed Account.

ICC16 112476	Page 9	8/16

Segment Overview

Segment and Segment Start Date

A segment is the portion of an Indexed Account that is associated with a particular segment start date. A new segment will be created as a result of:

1.	a transfer from the interim account on a sweep date, or

2.	the reallocation of segment maturity value to the Indexed Account from any segment of any Indexed Account maturing on the same date.

However, if the sum of these values for an individual Indexed Account, excluding interest in the interim account, is less than the minimum transfer amount, as shown in the Indexed Account Information section under Policy Data:

1.	a new segment of that Indexed Account will not be created; and

2.	the transfer from the interim account of that Indexed Account will not occur; and

3.	the reallocation of any segment maturity value to the Indexed Account will be transferred to the corresponding interim account.

The date on which amounts are transferred or reallocated to the Indexed Account is referred to as the segment start date. Segment months, segment years, and segment terms are all measured from this date.

A segment will continue until the end of the segment term, which is referred to as the segment maturity date.

Segment Term

A segment term is the length of time a segment is open. Each segment begins on its segment start date and ends on its segment maturity date, which is determined by the segment term. The segment term for each Indexed Account is shown in the Indexed Account Information section under Policy Data.

Segment Maturity

Segment maturity is the last day of a segment term.

At segment maturity, the following happens:

1.	indexed interest is calculated as described in the Indexed Account Information section under Policy Data and credited to the segment resulting in the segment maturity value;

2.	the segment maturity value is reallocated to the Fixed Account, any available Indexed Account(s), and Subaccounts according to the segment reallocation percentages in effect;

3.	the maturing segment ends.

Each available Indexed Account will have a segment reallocation percentage. For the segment reallocation percentage, You may choose any whole percentage for each account from 0% to 100%. The sum of Your segment reallocation percentages must equal 100%. You may change the segment reallocation percentages at any time by Written Request or other requests acceptable to Us. Subject to the segment cut-off date, any change to the segment reallocation percentages will be effective for all segments of an Indexed Account maturing after Our receipt of the request. We reserve the right to restrict the ability to reallocate all or part of the segment maturity value to the Subaccounts and/or Fixed Account.

In the absence of any instructions from You, the segment maturity value will be reallocated to the same Indexed Account, if available. If the Indexed Account is not available, the segment maturity value will be reallocated to the Fixed Account.

Once payment of benefits begin for any rider paying benefits due to chronic or terminal illness, the segment reallocation percentages will be set to allocate all amounts to the Fixed Account. The segment reallocation percentages cannot be changed while on claim. Upon expiry of the claim, We must receive written instructions from You in order to change the segment reallocation percentages.

On the Insured’s Attained Insurance Age 119 Anniversary, segment reallocation percentages will be set to allocate any segment maturity value to the Fixed Account, and may not be changed.

ICC16 112476	Page 10	8/16

Sweep Dates

Sweep dates are the dates on which amounts in the interim account are transferred into a new segment of the corresponding Indexed Account. The initial sweep dates as of the issue date are shown in the Indexed Account Information section under Policy Data. We reserve the right to change the day and frequency of the sweep dates. However, sweep dates will not occur less frequently than once per calendar quarter.

Segment Cut-off Date

A segment cut-off date is the date by which We must receive the following instructions in order for those items to be effective on a sweep date:

1.	instructions for changes to the premium allocation percentages;

2.	instructions for changes to the segment reallocation percentages at segment maturity.

Net Premiums, loan repayments, and transfers must be received by the close of business of any given segment cut-off date to be eligible for transfer on the sweep date. Net Premiums, loan repayments, and transfers received between the segment cut-off date and sweep date will remain in the interim account and may be transferred to a new segment on the next sweep date, subject to the provisions of this policy.

Transfer Restriction Period

A transfer restriction period is a 12-month period of time which begins on any date there is loan or withdrawal that is not part of a systematic distribution program from any Indexed Account including the interim accounts. Any deduction from the Indexed Accounts due solely to an increase in Indebtedness from interest charged on a loan will not trigger the start of a transfer restriction period.

During this period the following restrictions apply:

1.	no transfers from the Fixed Account or Subaccounts to any Indexed Account will be allowed; and

2.	Indexed Account premium allocation percentages will change to allocate all premium and loan repayments to the Fixed Account.

We reserve the right to shorten or eliminate the transfer restriction period.

Upon expiry of the transfer restriction period, We must receive Your Written Request or other requests acceptable to Us in order to transfer any amount in the Fixed Account or Subaccounts to any Indexed Account or to change the premium allocation percentage.

ICC16 112476	Page 11	8/16

The following new section is hereby added to Your policy immediately following the INDEXED ACCOUNT section of this endorsement.

TRANSFERS OF VALUE AMONG ACCOUNTS

Transfers from the Subaccounts

By Written Request or other requests acceptable to Us, You may transfer all or part of the value of a Subaccount to one or more of the other Subaccounts, one or more of the Indexed Accounts or to the Fixed Account. The amount transferred, however, must be at least: (1) $250; or (2) the total value of the Subaccount, if less. We reserve the right to limit such transfers to five per policy year. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission. The amount of any such transfer to an Indexed Account will be allocated to the corresponding interim account on the date it is received.

Transfers from the Fixed Account to the Subaccounts

By Written Request or other requests acceptable to Us, You may also transfer value from the Fixed Account to the Subaccounts once a year, but only on the Policy Anniversary or within 30 days after such Policy Anniversary. If You make this transfer, You cannot transfer from the Subaccounts back into the Fixed Account until the next Policy Anniversary. If We receive Your Written Request within 30 days before the Policy Anniversary date, the transfer from the Fixed Account to the Subaccounts will be effective on the Policy Anniversary date. If We receive Your Written Request within 30 days after the Policy Anniversary date, the transfer from the Fixed Account to the Subaccounts will be effective on the date We receive the request. The minimum transfer amount is $250 or the Fixed Account value minus Indebtedness, if less. The maximum transfer amount is the Fixed Account Value, minus Indebtedness. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission.

Transfers from the Fixed Account to one or more of the Indexed Accounts

By Written Request or other request acceptable to Us, You may also transfer from the Fixed Account to one or more of the Indexed Accounts. The maximum amount that may be transferred is the Fixed Account value minus any Indebtedness minus the value of a transfer to one or more of the Subaccounts occurring on the same day. The amount of any such transfer to an Indexed Accounts will be allocated to the corresponding interim account on the date it is received.

Automated Transfers

Automated transfers are also allowed. By an automated transfer arrangement, You may transfer:

(1)	all or part of the value of a Subaccount to one or more of the other Subaccounts, one or more of the Indexed Accounts and/or to the Fixed Account; or

(2)	all or part of the Fixed Account Value, minus Indebtedness, to one or more of the Subaccounts and/or to one or more of the Indexed Accounts.

Only one automated transfer arrangement can be in effect at any time. The arrangement may transfer value to multiple accounts including the Fixed Account, Subaccounts and/or Indexed Accounts. Either the Fixed Account or one or multiple Subaccounts can be used as the source of funds of any automated transfer. The Indexed Accounts may not be used as the source of funds of any transfer.

The minimum transfer amount is $50. No automated transfer that includes transfers from the Fixed Account to a Subaccount can be set up that, if continued, would deplete the Fixed Account within 12 months. There is no such restriction on automated transfers that transfer value from the Fixed Account to one or more of the Indexed Accounts only.

ICC16 112476	Page 12	8/16

Transfers Not Allowed

Transfers of value are not allowed for the following conditions:

1.	from an Indexed Account segment prior to segment maturity, except transfers due to policy loans taken or interest charged on Indebtedness;

2.	from the Fixed Account or any Subaccount to any Indexed Account once payment of benefits begin for any rider paying benefits due to chronic or terminal illness;

3.

from the Fixed Account or any Subaccount to any Indexed Account when the policy is in a transfer restriction period. See the transfer restriction period provision in the Indexed Account(s) section of this endorsement for additional information;

4.	from the Fixed Account to any Subaccount or Indexed Account after the Insured’s Attained Insurance Age 120 Anniversary.

Transfers at the Insured’s Attained Insurance Age 120 Anniversary

On the Insured’s Attained Insurance Age 120 Anniversary, any policy value in the Subaccounts will be transferred to the Fixed Account and may not be transferred to any of the Indexed Accounts.

This endorsement is issued as of the policy date of this policy.

RiverSource Life Insurance Company

Secretary

ICC16 112476	Page 13	8/16

INDEX

Definitions	Important words and meanings / Page 1

Insurance Contract	Entire Contract / Page 1

Premiums	Premium Processing; Reinstatement / Page 2

Policy Values	Fixed Account Value; Variable Account Value; Indexed Account Value; Segment Guaranteed Interest; Indexed Interest; Monthly Deduction; Indexed Account Charge; Order of Deductions from the Policy Value; Interest Rate Used to Determine the Fixed Account and Interim Account Values / Page 2

Policy Surrender	Rules for Partial Surrender; Payment of Surrender / Page 6

Policy Loans	Borrowing Money on this Policy; Interest Rate for a Policy Loan / Page 7

Subaccounts	Investments of the Subaccounts / Page 8

Indexed Accounts	Indexed Account Overview; Discontinuance of Indexed Accounts by Us; Substitution of an Index; Segment Overview; Sweep Dates; Segment Cut-off Date; Transfer Restriction Period / Page 9

Transfer of Value Among Accounts	Transfers from the Subaccounts; Transfers from the Fixed Account to the Subaccounts; Transfers from the Fixed Account to one or more of the Indexed Accounts; Automated Transfers; Transfers Not Allowed; Transfers at the Insured’s Attained Insurance Age 120 Anniversary / Page 12

ICC16 112476	Page 14	8/16

RiverSource Life Insurance Company

70100 Ameriprise Financial Center

Minneapolis MN 55474

1.800.862.7919

Endorsement

This endorsement is made a part of the policy to which it is attached. It changes certain terms of the policy.

The following provision is hereby added to the THE INSURANCE CONTRACT section of Your policy:

Distribution of Policy Value

If the death benefit, less the Policy Value, ever exceeds three times the greater of the current Specified Amount or the initial Specified Amount, We reserve the right to make a distribution of the Policy Value. The distribution would be the amount needed to make the death benefit, less the Policy Value, equal to three times the greater of the current Specified Amount or the initial Specified Amount.

Any such distribution will be treated as if it was a partial surrender with the following exceptions:

1.	the partial surrender fee will not be applied; and

2.	the Specified Amount will not be reduced by the distribution amount.

This endorsement is issued as of the policy date of this policy.

RiverSource Life Insurance Company

Secretary

ICC16 112677	Page 1	8/16

FLEXIBLE PREMIUM VARIABLE ADJUSTABLE

LIFE INSURANCE POLICY

•	Policy continues until death, surrender, or lapse.

•	Death benefit payable at Insured’s death.

•	Flexible premiums payable as provided herein.

•	This policy is nonparticipating. Dividends are not payable.

RiverSource Life Insurance Company

70100 Ameriprise Financial Center

Minneapolis MN 55474